EXHIBIT 2.1

                       AGREEMENT AND PLAN
                        OF CONSOLIDATION


                             between


               BCB FINANCIAL SERVICES CORPORATION


                               and


                     HERITAGE BANCORP, INC.


                        November 18, 1997
                            AGREEMENT

                        TABLE OF CONTENTS

                                                            Page

BACKGROUND..................................................  1

AGREEMENT...................................................  1

                            ARTICLE I
                        THE CONSOLIDATION

Section 1.01  Definitions...................................  2

Section 1.02  The Consolidation.............................  7

                           ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF Heritage

Section 2.01  Organization.................................. 15

Section 2.02  Capitalization................................ 16

Section 2.03  Authority; No Violation....................... 17

Section 2.04  Consents...................................... 18

Section 2.05  Financial Statements.......................... 19

Section 2.06  Taxes......................................... 19

Section 2.07  No Material Adverse Effect.................... 20

Section 2.08  Contracts..................................... 20

Section 2.09  Ownership of Property; Insurance Coverage..... 21

Section 2.10  Legal Proceedings............................. 22

Section 2.11  Compliance With Applicable Law................ 23

Section 2.12  Information to be Supplied.................... 23

Section 2.13  ERISA......................................... 24

Section 2.14  Brokers, Finders and Financial Advisors....... 25

Section 2.15  Securities Documents.......................... 25

Section 2.16  Environmental Matters......................... 25

Section 2.17  Allowance for Loan Losses..................... 26

Section 2.18  Related Party Transactions.................... 26

Section 2.19  Loans......................................... 26

Section 2.20  Accounting for the Consolidation;
              Reorganization................................ 26

Section 2.21  Fairness Opinion.............................. 26

Section 2.22  Quality of Representations.................... 27

                           ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF BCB

Section 3.01  Organization.................................. 27

Section 3.02  Capitalization................................ 28

Section 3.03  Authority; No Violation....................... 29

Section 3.04  Consents...................................... 30

Section 3.05  Financial Statements.......................... 30

Section 3.06  Taxes......................................... 31

Section 3.07  No Material Adverse Effect.................... 31

Section 3.08  Contracts..................................... 31

Section 3.09  Ownership of Property; Insurance Coverage..... 33

Section 3.10  Legal Proceedings............................. 34

Section 3.11  Compliance With Applicable Law................ 34

Section 3.12  Information to be Supplied.................... 34

Section 3.13  ERISA......................................... 35

Section 3.14  Brokers, Finders and Financial Advisors....... 36

Section 3.15  Securities Documents.......................... 36

Section 3.16  Environmental Matters......................... 37

Section 3.17  Allowance for Loan Losses..................... 37

Section 3.18  Related Party Transactions.................... 37

Section 3.19  Loans......................................... 37

Section 3.20  Accounting for the Consolidation;
              Reorganization................................ 38

Section 3.21  Fairness Opinion.............................. 38

Section 3.22  Quality of Representations.................... 38

                           ARTICLE IV
                    COVENANTS OF THE PARTIES

Section 4.01  Conduct of Business.......................... 38

Section 4.02  Access; Confidentiality...................... 43

Section 4.03  Regulatory Matters and Consents.............. 43

Section 4.04  Taking of Necessary Action................... 44

Section 4.05  Indemnification; Insurance................... 45

Section 4.06  No Other Bids and Related Matters............ 46

Section 4.07  Duty to Advise; Duty to Update Disclosure
              Schedule..................................... 47

Section 4.08  Current Information.......................... 47

Section 4.09  Undertakings by BCB and Heritage............. 48

Section 4.10  Employee Benefits............................ 49

Section 4.11  Nasdaq Listing............................... 54

Section 4.12  Affiliate Letters............................ 54

Section 4.13  Employment and Change in Control Agreements.. 54

Section 4.14  Severance and Vacation Pay................... 55

Section 4.15  Transition Committee......................... 55

Section 4.16  Voting of Heritage Common Stock Held by
              Heritage National Bank as Fiduciary.......... 56

                            ARTICLE V
                           CONDITIONS

Section 5.01  Mutual Conditions to the Obligations of Heritage
              and BCB under this Agreement................. 56

                           ARTICLE VI
                TERMINATION, WAIVER AND AMENDMENT

Section 6.01  Termination.................................. 58

Section 6.02  Effect of Termination........................ 59

                           ARTICLE VII
                          MISCELLANEOUS

Section 7.01  Expenses..................................... 60

Section 7.02  Non-Survival of Representations and
              Warranties................................... 60

Section 7.03  Amendment, Extension and Waiver.............. 60

Section 7.04  Entire Agreement............................. 60

Section 7.05  No Assignment................................ 61

Section 7.06  Notices...................................... 61

Section 7.07  Captions..................................... 62

Section 7.08  Counterparts................................. 62

Section 7.09  Severability................................. 62

Section 7.10  Governing Law................................ 62


Exhibit 1-A   Heritage's Affiliate Agreement
Exhibit 1-B   BCB's Affiliate Agreement
Exhibit 2     Heritage Stock Option Agreement
Exhibit 3     BCB Stock Option Agreement
Exhibit 4     Articles of Consolidation
Exhibit 5     Holding Company Bylaws
Exhibit 6     Form of Opinion of BCB's Counsel
Exhibit 7     Form of Opinion of Heritage's Counsel
Exhibit 8     Matters to be Covered in Tax Opinion of
              Counsel to BCB

                            AGREEMENT


          THIS AGREEMENT AND PLAN OF CONSOLIDATION, dated as of November 18, 1997, is made by and between BCB FINANCIAL SERVICES CORPORATION ("BCB"), a Pennsylvania corporation, having its principal place of business in Reading, Pennsylvania, and HERITAGE BANCORP, INC. ("Heritage"), a Pennsylvania corporation, having its principal place of business in Pottsville, Pennsylvania.

                           BACKGROUND

          1. BCB and Heritage desire to consolidate into a new as yet to be named Pennsylvania business corporation (the
"Holding Company"), in accordance with the applicable laws of the Commonwealth of Pennsylvania, and in accordance with the plan of consolidation set forth herein.

          2. BCB and Heritage desire that the consolidation of BCB and Heritage constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling-of-interests under generally accepted accounting principles.

          3. As an inducement to BCB's willingness to enter into this Agreement, (a) certain directors and certain officers of Heritage are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-A, and (b) Heritage is concurrently granting to BCB an option to acquire, under certain circumstances, Heritage's common stock (the "BCB Lock-Up Option") pursuant to a Stock Option Agreement between BCB and Heritage in the form attached hereto as Exhibit 2.

          4. As an inducement to Heritage's willingness to enter into this Agreement, (a) certain directors and certain officers of BCB are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-B, and (b) BCB is concurrently granting to Heritage an option to acquire, under certain circumstances, BCB's common stock (the "Heritage Lock-Up Option") pursuant to a Stock Option Agreement between Heritage and BCB in the form attached hereto as exhibit 3.

          5. BCB and Heritage desire to provide the terms and conditions governing the transactions contemplated herein.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                            ARTICLE I
                        THE CONSOLIDATION

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

               Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of consolidation" between BCB and Heritage.

               Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

               Articles of Consolidation means the articles of consolidation to be executed by BCB and Heritage and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania in the form attached hereto as Exhibit 4.

               BCB Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

               BCB Disclosure Schedule means a disclosure schedule delivered by BCB to Heritage pursuant to
     Article III of this Agreement.

               BCB Exchange Ratio shall have the meaning given to such term in Section 1.02(e)(i)(A).

               BCB Financials means (i) the audited consolidated financial statements of BCB as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of BCB as of each calendar quarter thereafter included in Securities Documents filed by BCB.

               BCB Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of BCB Common Stock on the Nasdaq National Market
     System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

               BCB Market Value means the average of the BCB
     Market Prices for the twenty (20) consecutive trading days ending on the trading day preceding the Determination Date.

               BCB Lock-Up Option means the option granted to BCB to acquire shares of Heritage Common Stock referenced in the recitals to this Agreement.

               BCB Options means options to purchase shares of BCB Common Stock granted pursuant to the BCB Stock Option
     Plans.

               BCB Regulatory Reports means the annual and quarterly reports of BCB filed with the FRB since
     December 31, 1996 through the Closing Date, and the financial reports of Berks County Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1996, through the Closing Date.

               BCB Stock Option Plans means the BCB 1988 Stock
     Option Plan, the BCB 1989 Stock Option Plan, the BCB 1994
     Stock Option Plan and the BCB 1996 Stock Option Plan.

               BCB Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by BCB, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

               BCL means the Pennsylvania Business Corporation
     Law of 1988, as amended.

               BHCA means the Bank Holding Company Act of 1956, as amended.

               Closing Date means the later of April 1, 1998 or the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Consolidation specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such other date as BCB and Heritage may mutually agree.

               Consolidation means the consolidation of BCB and Heritage into the Holding Company, contemplated by this Agreement.

               Dissenting Shares shall have the meaning set forth in Section 1.02(e)(i)(E) and Section 1.02(e)(ii)(E) hereof.

               DOJ means the United States Department of Justice.

               Effective Date means the date upon which the Articles of Consolidation shall be filed in the PDS, and shall be the same as the Closing Date.

               Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               ERISA means the Employee Retirement Income
     Security Act of 1974, as amended.

               Exchange Act means the Securities Exchange Act of
     1934, as amended, and the rules and regulations promulgated from time to time thereunder.

               FDIA means the Federal Deposit Insurance Act, as amended.

               FDIC means the Federal Deposit Insurance
     Corporation.

               FRB means the Board of Governors of the Federal
     Reserve System.

               GAAP means generally accepted accounting principles as in effect at the relevant date.

               Heritage Common Stock means the common stock of Heritage described in Section 2.02(a).

               Heritage Disclosure Schedule means a disclosure schedule delivered by Heritage to BCB pursuant to Article II of this Agreement.

               Heritage DRIP means the Heritage Dividend
     Reinvestment and Stock Purchase Plan.

               Heritage ESOP means the Heritage Employee Stock
     Ownership Plan with 401(k) Provisions.

               Heritage Exchange Ratio shall have the meaning given to such term in Section 1.02(e)(ii)(A).

               Heritage Financials means (i) the audited consolidated financial statements of Heritage as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Heritage as of each calendar quarter thereafter included in Securities Documents filed by Heritage.

               Heritage Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of Heritage Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

               Heritage Market Value means the average of the Heritage Market Prices for the twenty (20) consecutive trading days ending on the trading day preceding the Determination Date.

               Heritage Lock-Up Option means the option granted to Heritage to acquire shares of BCB Common Stock referenced in the recitals to this Agreement.

               Heritage Options means options to purchase shares of Heritage Common Stock granted pursuant to the Heritage
     Stock Option Plans.

               Heritage Regulatory Reports means the annual and quarterly reports of Heritage filed with the FRB since December 31, 1996 through the Closing Date, and the financial reports of Heritage National Bank to the OCC and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1996, through the Closing Date.

               Heritage Stock Option Plans means the 1995 Stock Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors and the outstanding options assumed by Heritage that were issued under option plans of Bankers' Financial Services Corporation.

               Heritage Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Heritage, except any corporation the stock of which is held in the ordinary course of the lending activities of Heritage National Bank.

               Holding Company Common Stock means the common stock, $1.00 par value, of the Holding Company.

               IRC means the Internal Revenue Code of 1986, as amended.

               IRS means the Internal Revenue Service.

               Material Adverse Effect shall mean, with respect to BCB or Heritage, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (a) any change in the value of the respective investment and loan portfolios of BCB or Heritage resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby.

               NASD means the National Association of Securities
     Dealers, Inc.

               OCC means the Office of the Comptroller of the Currency.

               PDS means the Department of State of the Commonwealth of Pennsylvania.

               Person means any individual, corporation, partnership, joint venture, association, trust or "group"
     (as that term is defined in Section 13(d)(3) of the Exchange
     Act).

               Prospectus/Proxy Statement means the prospectus/ proxy statement, together with any amendments and supplements thereto, to be transmitted to holders of Heritage Common Stock and BCB Common Stock in connection with the transactions contemplated by this Agreement.

               Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Holding Company Common Stock to be issued in connection with the transactions contemplated by this Agreement.

               Regulatory Agreement has the meanings given to that term in Sections 2.11 and 3.11 of this Agreement.

               Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the FRB, the FDIC, the OCC, or the respective staffs thereof.

               Rights means warrants, options, rights,
     convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

               SEC means the Securities and Exchange Commission.

               Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

               Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

               Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and in each case the rules and regulations promulgated from time to time thereunder.

               Subsidiary means any corporation or partnership, 50% or more of the capital stock or partnership interests of which is owned, either directly or indirectly, by another entity, except any corporation or partnership the stock or partnership interests of which is held in the ordinary course of the lending activities of a bank.

          Section 1.02  The Consolidation.

               (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, Heritage and BCB shall cause the Articles of Consolidation to be duly executed and to be filed in the PDS.

               (b) The Consolidation. Subject to the terms and conditions of this Agreement, on the Effective Date, Heritage and BCB shall consolidate into the Holding Company in accordance with the provisions of the BCL. The Holding Company shall be the corporation formed as a result of the Consolidation, shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania and shall have its headquarters at 601 Penn Street, Reading, Pennsylvania (the "BCB Operations Center") or such other location in Reading, Pennsylvania as the parties may agree. From and after the Effective Date, the Consolidation shall have the effects set forth in Section 1929 of the BCL.

               (c) Holding Company's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation of the Holding Company shall be as set forth in the Articles of Consolidation and the Bylaws of the Holding Company shall be adopted on the Effective Date by the Holding Company's Board of Directors and shall be in the form attached hereto as
Exhibit 5 until thereafter altered, amended or repealed.

               (d)  Board of Directors and Officers of the
Holding Company, Heritage National Bank and Berks County Bank
Board of Directors and Officers.

                    (i)  On the Effective Date, the Board of
Directors of the Holding Company, as the continuing corporation as a result of the Consolidation, shall consist of thirteen (13) directors to be identified in the Articles of Consolidation, seven of whom shall be appointed by the BCB Board of Directors and six of whom shall be appointed by the Heritage Board of Directors. Nelson R. Oswald shall be the Chairman of the Board of Directors of the Holding Company and a designee of Heritage shall be appointed Vice Chairman of the Board of Directors of the Holding Company. Non-employee directors of the Holding Company shall be paid an annual retainer of $2,000, a fee of $600 per meeting attended and a fee of $300 per committee meeting attended. In addition, any nonemployee Vice Chairman shall be entitled to an additional annual retainer of $1,000 per year.

                    (ii)  On the Effective Date, the executive
officers of the Holding Company shall be:


          Nelson R. Oswald         -    Chairman and Chief
                                        Executive Officer

          Allen E. Kiefer          -    President & Chief
                                        Operating Officer

          Robert D. McHugh, Jr.    -    Executive Vice President
                                        and Chief Financial
                                        Officer

          Richard A. Ketner        -    Executive Vice President
                                        and Chief Administrative
                                        Officer

                    (iii) The Board of Directors and officers of Heritage National Bank shall remain unchanged except that Nelson R. Oswald shall become an officer and member of the Board of Directors of Heritage National Bank with the title of Vice Chairman and Robert D. McHugh shall become the Executive Vice President & Chief Financial Officer of Heritage National Bank. Non-employee directors of Heritage National Bank shall be paid an annual retainer of $2,000 (unless such director receives a retainer for service as a director of the Holding Company), a fee of $600 per meeting attended and a fee of $300 per committee meeting attended.

                    (iv)  The Board of Directors and officers of
Berks County Bank shall remain unchanged except that a designee of Heritage shall become an officer (if such designee is an employee) and a member of the Board of Directors of Berks County Bank with the title of Vice Chairman and Richard A. Ketner shall become an Executive Vice President of Berks County Bank. Non-employee directors of Berks County Bank shall be paid an annual retainer of $2,000 (unless such director receives a retainer for service as a director of the Holding Company), a fee of $600 per meeting attended and a fee of $300 per committee meeting attended.

               (e)  Conversion of Shares.

                    (i)  BCB Common Stock.

                         (A)   Subject to the provisions of
     subparagraphs (B), (C), (D) and (E) of this
     Section 1.02(e)(i), each share of BCB Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of BCB Common Stock, if any, then owned by BCB or Heritage or any BCB Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive 1.3335 shares of fully paid and nonassessable shares of Holding Company Common Stock. The exchange ratio set forth in this Section 1.02(e)(i)(A) is hereinafter referred to as the "BCB Exchange Ratio".

                         (B)  Each share of BCB Common Stock
     (other than trust account shares or shares acquired in connection with debts previously contracted ("DPC shares")) owned by Heritage or a Heritage Subsidiary on the Effective Date, if any, shall be cancelled.

                         (C)  Each share of BCB Common Stock
     issued and held in the treasury of BCB or owned by any BCB Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                         (D)  No fraction of a whole share of
     Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of BCB Common Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date.

                         (E)  Each outstanding share of BCB
     Common Stock the holder of which has perfected his right to dissent under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Holding Company Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. BCB shall give Heritage prompt notice upon receipt by BCB of any such written demands for payment of the fair value of such shares of BCB Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "BCB Dissenting Shareholder"). If any BCB Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of BCB Common Stock shall be converted into the right to receive Holding Company Common Stock in accordance with Section 1.02(e)(i)(A) of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Holding Company, as the continuing corporation after the Consolidation.

                    (ii) Heritage Common Stock.

                         (A)   Subject to the provisions of
     subparagraphs (B), (C), (D) and (E) of this
     Section 1.02(e)(ii), each share of Heritage Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Heritage Common Stock, if any, then owned by Heritage or BCB or any Heritage Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive 1.05 shares of fully paid and nonassessable shares of Holding Company Common Stock. The exchange ratio set forth in this Section 1.02(e)(ii)(A) is hereinafter referred to as the "Heritage Exchange Ratio".

                         (B)  Each share of Heritage Common Stock
     (other than trust account shares or DPC shares) owned by BCB or a BCB Subsidiary on the Effective Date, if any, shall be cancelled.

                         (C)  Each share of Heritage Common Stock
     issued and held in the treasury of Heritage or owned by any Heritage Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                         (D)  No fraction of a whole share of
     Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of Heritage Common Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date.

                         (E)  Each outstanding share of Heritage
     Common Stock the holder of which has perfected his right to dissent under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Holding Company Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. Heritage shall give BCB prompt notice upon receipt by Heritage of any such written demands for payment of the fair value of such shares of Heritage Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "Heritage Dissenting Shareholder"). If any Heritage Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of Heritage Common Stock shall be converted into the right to receive Holding Company Common Stock in accordance with Section 1.02(e)(ii) of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Holding Company, as the continuing corporation after the Consolidation.

               (f)  Stock Options.

                    (i)  On the Effective Date, each Heritage
     Option and each BCB Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Heritage Common Stock or BCB Common Stock, as the case may be, and shall be converted automatically into an option to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each Heritage Option and BCB Option, in accordance with the terms of the applicable Heritage Stock Option Plan or BCB Stock Option Plan, as the case may be, and the stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) the Holding Company and its Board of Directors or a duly authorized committee thereof shall be substituted for Heritage, BCB or their respective Boards of Directors or duly authorized committee thereof administering such Heritage Stock Option Plan or BCB Stock Option Plan, as the case may be, (ii) each Heritage Option and BCB Option assumed by the Holding Company may be exercised solely for shares of the Holding Company Common Stock, (iii) the number of shares of Holding Company Common Stock subject to each BCB Option shall be equal to the number of shares of BCB Common Stock subject to such BCB Option immediately prior to the Effective Date multiplied by the BCB Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such BCB Option shall be adjusted by dividing the per share exercise price under each such BCB Option by the BCB Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent, (v) the number of shares of Holding Company Common Stock subject to each Heritage Option shall be equal to the number of shares of Heritage Common Stock subject to such Heritage Option immediately prior to the Effective Date multiplied by the Heritage Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (vi) the per share exercise price under each such Heritage Option shall be adjusted by dividing the per share exercise price under each such Heritage Option by the Heritage Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii), (iv), (v) and (vi) of the preceding sentence, each BCB Option or Heritage Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of
     Section 424(h) of the IRC. BCB and Heritage agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

                    (ii)  As soon as practicable after the
     Effective Date, the Holding Company shall deliver to each participant in each Heritage Stock Option Plan and each BCB Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Heritage Stock Option Plan or BCB Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 1.02(f)(i) hereof after giving effect to the Consolidation. Within 30 days after the Effective Date, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

               (g)  Surrender and Exchange of Heritage and BCB
Stock Certificates.

                    (i)  Exchange of Certificates.  Each holder
     of shares of Heritage Common Stock or BCB Common Stock who surrenders to the Holding Company (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Holding Company Common Stock into which such holder's shares of Heritage Common Stock or BCB Common Stock have been converted pursuant to the Consolidation, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(i)(D) or Section 1.02(e)(ii)(D) hereof, as the case may be.

                    (ii) Rights Evidenced by Certificates. Each certificate for shares of Holding Company Common Stock issued in exchange for certificates for Heritage Common Stock or BCB Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to Holding Company Common Stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Heritage Common Stock or BCB Common Stock, from and after the Effective Date, will evidence solely the right to receive certificates for shares of Holding Company Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(i)(D) or Section 1.02(e)(ii)(D), as the case may be. If certificates for shares of Heritage Common Stock or BCB Common Stock are exchanged for Holding Company Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Holding Company Common Stock, the Holding Company will pay cash in an amount equal to dividends theretofore payable on such Holding Company Common Stock and pay or deliver any other distribution to which holders of shares of Holding Company Common Stock have theretofore become entitled. Upon surrender of certificates for shares of Heritage Common Stock or BCB Common Stock in exchange for certificates for Holding Company Common Stock, the Holding Company also shall pay any dividends to which such holder of Heritage Common Stock, in the case of a holder of BCB Common Stock, may be entitled as a result of the declaration of a dividend on the Heritage Common Stock or BCB Common Stock by Heritage or BCB in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this
     Section 1.02(g) upon surrender of certificates for shares of Heritage Common Stock or BCB Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Heritage Common Stock or any holder of BCB Common Stock, for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Heritage Common Stock or BCB Common Stock are surrendered by a BCB or Heritage shareholder to the Holding Company for exchange, the Holding Company shall have the right to withhold dividends or any other distributions on the shares of Holding Company Common Stock issuable to such shareholder.

                    (iii) Exchange Procedures. Each certificate for shares of Heritage Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Holding Company Common Stock for which certificates will be issued pursuant to this Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Holding Company Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Holding Company Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Heritage Common Stock or BCB Common Stock which are surrendered. As promptly as practicable after the Effective Date, the Holding Company shall send or cause to be sent to each shareholder of record of Heritage Common Stock or BCB Common Stock transmittal materials for use in exchanging certificates representing Heritage Common Stock for certificates representing Holding Company Common Stock into which the Heritage Common Stock or BCB Common Stock have been converted in the Consolidation. Certificates representing shares of Holding Company Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Heritage and BCB as soon as reasonably possible but in no event later than thirty
     (30) business days following the receipt of certificates representing former shares of Heritage Common Stock or BCB Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

                    (iv)  Closing of Stock Transfer Books;
     Cancellation of Heritage and BCB Certificates. Upon the Effective Date, the stock transfer books for Heritage Common Stock and BCB Common Stock will be closed and no further transfers of shares of Heritage Common Stock or BCB Common Stock will thereafter be made or recognized. All certificates for shares of Heritage Common Stock and BCB Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by the Holding Company.

               (h) Anti-Dilution Provisions. If, Heritage or BCB has, at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of Heritage Common Stock or BCB Common Stock, (B) combined the outstanding shares of Heritage Common Stock or BCB Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of Heritage Common Stock or BCB Common Stock, or (D) reclassified the shares of Heritage Common Stock or BCB Common Stock, then the number of shares of Holding Company Common Stock to be delivered to Heritage or BCB shareholders who are entitled to receive shares of Holding Company Common Stock in exchange for shares of Heritage Common Stock or BCB Common Stock shall be adjusted so that each Heritage or BCB shareholder shall be entitled to receive such number of shares of Holding Company Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if BCB or Heritage shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the BCB Exchange Ratio or the Heritage Exchange Ratio, as the case may be, shall be adjusted downward by 7%).

                           ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF Heritage

          Heritage hereby represents and warrants to BCB that, except as specifically set forth in the Heritage Disclosure
Schedule delivered to BCB by Heritage on the date hereof:

          Section 2.01  Organization.

               (a) Heritage is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Heritage is a bank holding company duly registered under the BHCA. Heritage has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Heritage Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Heritage nor any Heritage Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania, except where the failure to be so qualified would not have a Material Adverse Effect on Heritage.

               (b) Heritage National Bank is a national bank duly organized and validly existing under the laws of the United States. Heritage National Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

               (c) There are no Heritage Subsidiaries other than Heritage National Bank.

               (d) The deposits of Heritage National Bank are insured by the FDIC to the extent provided in the FDIA.

               (e) The respective minute books of Heritage and Heritage National Bank and each other Heritage Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

               (f) Prior to the date of this Agreement, Heritage has delivered to BCB true and correct copies of the articles of incorporation and bylaws of Heritage and the charter and bylaws of Heritage National Bank as in effect on the date hereof.

          Section 2.02  Capitalization.

               (a) The authorized capital stock of Heritage consists of (a) 10,000,000 shares of common stock, $5.00 par value ("Heritage Common Stock"), of which, at the date of this agreement, 243,135 shares were issued and held by Heritage as treasury stock, 4,758,999 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and
(b) 10,000,000 shares of preferred stock, $25.00 par value, none of which are issued or outstanding. Neither Heritage nor Heritage National Bank nor any other Heritage Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Heritage Common Stock, Heritage preferred stock or any other security of Heritage or any securities representing the right to vote, purchase or otherwise receive any shares of Heritage Common Stock, Heritage preferred stock or any other security of Heritage, other than
(i) shares issuable under the BCB Option, (ii) 93,052 shares of Heritage Common Stock issuable under the Heritage Stock Option Plans, and (iii) pursuant to the Heritage ESOP and the Heritage DRIP.

               (b) The authorized capital stock of Heritage National Bank consists of 270,000 shares of common stock, par value $5.00 per share ("Heritage Bank Common Stock"), of which 270,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by Heritage. Either Heritage or Heritage National Bank owns all of the outstanding shares of capital stock of each Heritage Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               (c)  Except as set forth in the Heritage
Disclosure Schedule, neither (i) Heritage, (ii) Heritage National Bank nor (iii) any other Heritage Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of Heritage Subsidiaries, equity interests held by Heritage Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Heritage Subsidiaries. Except as set forth in the Heritage Disclosure Schedule, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Heritage or Heritage National Bank with respect to any other company's capital stock or the equity of any other person.

               (d) To the best of Heritage's knowledge, except as disclosed in Heritage's proxy statement dated March 10, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Heritage Common Stock.

          Section 2.03  Authority; No Violation.

               (a)  Heritage has full corporate power and
authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. The execution and delivery of this Agreement by Heritage and the completion by Heritage of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Heritage and, except for approval by the shareholders of Heritage as required under the BCL, Heritage's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Heritage are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Heritage and, subject to approval of the shareholders of Heritage and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Heritage, enforceable against Heritage in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b)  (A) The execution and delivery of this
Agreement by Heritage, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Heritage's and BCB's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (C) compliance by Heritage with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of Heritage or any Heritage Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Heritage or any Heritage Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Heritage or any Heritage Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Heritage or any Heritage Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Heritage.

          Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Heritage and except as disclosed in the Heritage Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Heritage, and (b) the completion by Heritage of the transactions contemplated hereby. As of the date hereof, Heritage has no reason to believe that
(i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Heritage's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

          Section 2.05  Financial Statements.

               (a) Heritage has made the Heritage Regulatory Reports available to BCB for inspection. The Heritage Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of Heritage as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b) Heritage has previously delivered, or will deliver, to BCB the Heritage Financials. The Heritage Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Heritage as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

               (c) At the date of each balance sheet included in the Heritage Financials or the Heritage Regulatory Reports, neither Heritage nor Heritage National Bank (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Heritage Financials or Heritage Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

          Section 2.06  Taxes.

               (a) Heritage and the Heritage Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(a). Heritage has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Heritage and all Heritage Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Heritage and any Heritage Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

               (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Heritage or any Heritage Subsidiary.

          Section 2.07 No Material Adverse Effect. Heritage has not suffered any Material Adverse Effect since September 30,
1997.

          Section 2.08  Contracts.

               (a)  Except as described in Heritage's proxy
statement dated March 10, 1997, and Annual Reports on Form 10-K for the years ended December 31, 1994, 1995 and 1996, previously delivered to BCB, in the footnotes to the audited consolidated financial statements of Heritage as of December 31, 1996, and for the three years ended December 31, 1996, or in the Heritage Disclosure Schedule, neither Heritage nor any Heritage Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of Heritage or any Heritage Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Heritage or any Heritage Subsidiary;
(iii) any collective bargaining agreement with any labor union relating to employees of Heritage or any Heritage Subsidiary;
(iv) any agreement which by its terms limits the payment of dividends by any Heritage Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Heritage or any Heritage Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to the Holding Company or any Holding Company Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any Heritage Subsidiary to engage in any type of banking or bank-related business permissible under law.

               (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a), described in the Heritage proxy statement dated March 10, 1997 or in a footnote to the Heritage Financials, have been provided or been made available to BCB on or before the date hereof, and are in full force and effect on the date hereof and neither Heritage nor any Heritage Subsidiary (nor, to the knowledge of Heritage, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to Heritage. Except as set forth in the Heritage Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the Heritage Disclosure Schedule, none of the employees (including officers) of Heritage or any Heritage Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the Heritage Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which Heritage or any Heritage Subsidiary is a party or under which Heritage or any Heritage Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the Heritage Disclosure Schedule, no such agreement, plan or arrangement (i) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Heritage or any Heritage Subsidiary absent the occurrence of a subsequent event; (ii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (iii) requires Heritage or any Heritage Subsidiary to provide a benefit in the form of Heritage Common Stock or determined by reference to the value of Heritage Common Stock.

          Section 2.09  Ownership of Property; Insurance
Coverage.

               (a) Heritage and the Heritage Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by Heritage or any Heritage Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Heritage Regulatory Reports and in the Heritage Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) items permitted under
Article IV. Heritage and the Heritage Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Heritage and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Heritage Financials.

               (b) With respect to all agreements pursuant to which Heritage or any Heritage Subsidiary has purchased securities subject to an agreement to resell, if any, Heritage or such Heritage Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               (c)  Heritage and the Heritage Subsidiaries
currently maintain insurance considered by Heritage to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Heritage nor any Heritage Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Heritage or Heritage National Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Heritage has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

          Section 2.10 Legal Proceedings. Except as disclosed in the Heritage Disclosure Schedule, neither Heritage nor any Heritage Subsidiary is a party to any, and there are no pending or, to the best of Heritage's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Heritage or any Heritage Subsidiary, (ii) to which Heritage or any Heritage Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Heritage to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Heritage.

          Section 2.11  Compliance With Applicable Law.

               (a) Heritage and Heritage Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Heritage.

               (b)  Except as disclosed in the Heritage
Disclosure Schedule, neither Heritage nor any Heritage Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Heritage or any Heritage Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Heritage or any Heritage Subsidiary; (iii) requiring or threatening to require Heritage or any Heritage Subsidiary, or indicating that Heritage or any Heritage Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Heritage or any Heritage Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Heritage or any Heritage Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Heritage nor any Heritage Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to BCB.

          Section 2.12 Information to be Supplied. The information to be supplied by Heritage for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of BCB and Heritage and up to and including the date(s) of the meetings of shareholders of Heritage and BCB to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Heritage for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

          Section 2.13 ERISA. Heritage has previously delivered or made available to BCB true and complete copies of all employee pension benefit plans which it currently maintains within the meaning of ERISA Section 3(2), including profit sharing plans, employee stock ownership plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including, if applicable, vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the Heritage Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Heritage or any Heritage Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. To the best of Heritage's knowledge, neither Heritage, any Heritage Subsidiary nor any pension plan maintained by Heritage or any Heritage Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Heritage, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA
Section 4043 occurred with respect to any such pension plan.
With respect to each of such plans that is subject to Title IV of ERISA, the fair market value of the assets under such plan exceeds the present value of the accrued benefits liability as of the end of the most recent plan year with respect to such plan calculated on the basis of the actual assumptions used in the most recent actuarial valuation for such plan. Neither Heritage nor any Heritage Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. To the best of Heritage's knowledge, all "employee benefit plans," as defined in ERISA
Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of Heritage's knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA
Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Heritage or any Heritage Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Heritage. Heritage and the Heritage Subsidiaries comply with the continuation coverage rules applicable to its group health plan(s) for covered employees and "qualified beneficiaries" of covered employees (as defined in IRC
Section 4980B(g)) in accordance with the provisions of IRC
Section 4980B(f).  Such group health plans are in compliance with
Section 1862(b)(1) of the Social Security Act. Neither Heritage nor any Heritage Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

          Section 2.14 Brokers, Finders and Financial Advisors. Except for Heritage's engagement of McConnell, Budd & Downes, Inc., in connection with the transactions contemplated by this Agreement, neither Heritage nor any Heritage Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the Heritage Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the Heritage Financials. The Heritage Disclosure Schedule shall contain as an exhibit the engagement letter between Heritage and McConnell, Budd & Downes, Inc.

          Section 2.15 Securities Documents. Heritage has delivered to BCB copies of its (i) annual reports on SEC
Form 10-K for the years ended December 31, 1996, 1995 and 1994,
(ii) a quarterly report on SEC Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and (iii) proxy materials used in connection with its meetings of shareholders held in 1997, 1996 and 1995. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

          Section 2.16 Environmental Matters. To the knowledge of Heritage, neither Heritage nor any Heritage Subsidiary, nor any properties owned or operated by Heritage or any Heritage Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to Heritage. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Heritage, threatened, relating to the liability of any property owned or operated by Heritage or any Heritage Subsidiary under any Environmental Law.

          Section 2.17 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the Heritage Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Heritage Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

          Section 2.18 Related Party Transactions. Except as disclosed (i) in the Heritage Disclosure Schedule, (ii) in the Heritage proxy statement dated March 10, 1997 or (iii) in the footnotes to the Heritage Financials, Heritage is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of Heritage (except an Heritage Subsidiary); and all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and
(c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the Heritage Disclosure Schedule, no loan or credit accommodation to any Affiliate of Heritage is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Heritage nor Heritage National Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Heritage National Bank is inappropriate.

          Section 2.11 Loans. Each loan reflected as an asset in the Heritage Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Heritage.

          Section 2.20  Accounting for the Consolidation;
Reorganization. As of the date hereof, Heritage does not have any reason to believe that the Consolidation will fail to qualify
(i) for pooling-of-interests accounting treatment under GAAP, or
(ii) as a reorganization under Section 368(a) of the IRC.

          Section 2.21 Fairness Opinion. Heritage has received an oral opinion from McConnell Budd & Downes, Inc., to the effect that, as of the date hereof, the exchange ratio to be received by shareholders of Heritage pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

          Section 2.22  Quality of Representations.  The
representations made by Heritage in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                           ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF BCB

          BCB hereby represents and warrants to Heritage that, except as set forth in the BCB Disclosure Schedule delivered by BCB to Heritage on or prior to the date hereof:

          Section 3.01  Organization.

               (a) BCB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BCB is a bank duly registered under the BHCA. BCB has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each BCB Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither BCB nor any BCB Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania, except where the failure to be so qualified would not have a Material Adverse Effect on BCB.

               (b) Berks County Bank is a state-chartered bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Berks County Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

               (c) There are no BCB Subsidiaries other than Berks County Bank and Berks Mortgage Company.

               (d) The deposits of Berks County Bank are insured by the FDIC to the extent provided in the FDIA.

               (e) The respective minute books of BCB and Berks County Bank and each other BCB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

               (f) Prior to the date of this Agreement, BCB has delivered to Heritage true and correct copies of the articles of incorporation and the bylaws of BCB and Berks County Bank, respectively, as in effect on the date hereof.

          Section 3.02  Capitalization.

               (a) The authorized capital stock of BCB consists of (a) 20,000,000 shares of common stock, $2.50 par value ("BCB Common Stock"), of which, at the date of this Agreement, no shares were issued and held by BCB as treasury stock and 3,469,930 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. Neither BCB nor Berks County Bank nor any other BCB Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of BCB Common Stock or any other security of BCB or any securities representing the right to vote, purchase or otherwise receive any shares of BCB Common Stock or any other security of BCB, other than (i) the shares issuable under the Heritage Option, (ii) options to acquire 138,942 shares of BCB Common Stock under BCB Stock Option Plans and (iii) the BCB dividend reinvestment and stock purchase plan.

               (b) The authorized capital stock of Berks County Bank consists of 3,000,000 shares of common stock, par value $5.00 per share ("BCB Bank Common Stock"), of which 1,407,098 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by BCB. Either BCB or Berks County Bank owns all of the outstanding shares of capital stock of each BCB Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               (c) Except as set forth in the BCB Disclosure Schedule, neither (i) BCB, (ii) Berks County Bank nor (iii) any other BCB Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of BCB Subsidiaries, equity interests held by BCB Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of BCB Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by BCB or Berks County Bank with respect to any other company's capital stock or the equity of any other person.

               (d) To the best of BCB's knowledge, except as disclosed in BCB's proxy statement dated March 14, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of BCB Common Stock.

          Section 3.03  Authority; No Violation.

               (a) BCB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BCB and the completion by BCB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BCB and, except for approval of the shareholders of BCB as required by the BCL, BCB's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of BCB are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BCB and, subject to approval by the shareholders of BCB and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of BCB, enforceable against BCB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b)  (A) The execution and delivery of this
Agreement by BCB, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Heritage's and BCB's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (C) compliance by BCB with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of BCB or any BCB Subsidiary;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BCB or any BCB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BCB or any BCB Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which BCB or any BCB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on BCB.

          Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the FRB, the DOJ, the SEC, the PDS, the NASD and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of BCB, and except as disclosed in the BCB Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by BCB, and
(b) the completion by BCB of the transactions contemplated hereby. As of the date hereof, BCB has no reason to believe that
(i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact BCB's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

          Section 3.05  Financial Statements.

               (a)  BCB has made the BCB Regulatory Reports
available to Heritage for inspection. The BCB Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of BCB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b)  BCB has previously delivered, or will
deliver, to Heritage the BCB Financials. The BCB Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of BCB as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

               (c) At the date of each balance sheet included in the BCB Financials or BCB Regulatory Reports, neither BCB or Berks County Bank did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such BCB Financials or BCB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

          Section 3.06  Taxes.

               (a) BCB and the BCB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). BCB has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to BCB and all BCB Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from BCB and any BCB Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or
(ii) are being contested in good faith.

               (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to BCB or any BCB Subsidiary.

          Section 3.07 No Material Adverse Effect. BCB has not suffered any Material Adverse Effect since September 30, 1997.

          Section 3.08  Contracts.

               (a) Except as described in BCB's proxy statement dated March 14, 1997 and Annual Reports on Form 10-KSB for the years ended December 31, 1994, 1995 and 1996, previously delivered to Heritage, in the footnotes to the audited consolidated financial statements of BCB as of December 31, 1996, and for the three years ended December 31, 1996, or in the BCB Disclosure Schedule, neither BCB nor any BCB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of BCB or any BCB Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of BCB or any BCB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of BCB or any BCB Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any BCB Subsidiary;
(v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which BCB or any BCB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to the Holding Company or any Holding Company Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any BCB Subsidiary to engage in any type of banking or bank-related business permissible under law.

               (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 3.08(a), described in the BCB proxy statement dated March 14, 1997 or in a footnote to the BCB Financials, have been provided or been made available to Heritage on or before the date hereof, and are in full force and effect on the date hereof and neither BCB nor any BCB Subsidiary (nor, to the knowledge of Heritage, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to BCB. Except as set forth in the BCB Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the BCB Disclosure Schedule, none of the employees (including officers) of BCB or any BCB Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the BCB Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which BCB or any BCB Subsidiary is a party or under which BCB or any BCB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the BCB Disclosure Schedule, no such agreement, plan or arrangement (i) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of BCB or any BCB Subsidiary absent the occurrence of a subsequent event; (ii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (iii) requires BCB or any BCB Subsidiary to provide a benefit in the form of BCB Common Stock or determined by reference to the value of BCB Common Stock.

          Section 3.09  Ownership of Property; Insurance
Coverage.

               (a) BCB and the BCB Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by BCB or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the BCB Regulatory Reports and in the BCB Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure repurchase agreements and liabilities for borrowed money, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article IV. BCB and the BCB Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by BCB and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them. Except as set forth in the BCB Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the BCB Financials.

               (b) With respect to all agreements pursuant to which BCB or any BCB Subsidiary has purchased securities subject to an agreement to resell, if any, BCB or such BCB Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               (c)  BCB and the BCB Subsidiaries currently
maintain insurance in amounts considered by BCB to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither BCB nor any BCB Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by BCB or Berks County Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years BCB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

          Section 3.10 Legal Proceedings. Except as set forth in the BCB Disclosure Schedule, neither BCB nor any BCB Subsidiary is a party to any, and there are no pending or, to the best of BCB's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against BCB or any BCB Subsidiary, (ii) to which BCB's or any BCB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of BCB to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on BCB.

          Section 3.11  Compliance With Applicable Law.

               (a)  BCB and the BCB Subsidiaries hold all
licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on BCB.

               (b)  Neither BCB nor any BCB Subsidiary has
received any notification or communication from any Regulatory Authority (i) asserting that BCB or any BCB Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to BCB or any BCB Subsidiary;
(iii) requiring or threatening to require BCB or any BCB Subsidiary, or indicating that BCB or any BCB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of BCB or any BCB Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of BCB or any BCB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither BCB nor any BCB Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Heritage.

          Section 3.12 Information to be Supplied. The information to be supplied by BCB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of BCB and Heritage and up to and including the date(s) of the meetings of shareholders of BCB and Heritage to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by BCB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

          Section 3.13 ERISA. BCB has previously delivered or made available to Heritage true and complete copies of the employee pension benefit plans which it currently maintains within the meaning of ERISA Section 3(2), including profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including, if applicable, vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the BCB Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of BCB or any BCB Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. To the best of BCB's knowledge, neither BCB, any BCB Subsidiary, nor any pension plan maintained by BCB or any BCB Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to BCB, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the fair market value of the assets under such plan exceeds the present value of the accrued benefits liability as of the end of the most recent plan year with respect to such plan calculated on the basis of the actual assumptions used in the most recent actuarial valuation for such plan. Neither BCB nor any BCB Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. To the best of BCB's knowledge, all "employee benefit plans," as defined in ERISA
Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of BCB's knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA
Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by BCB or any BCB Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to BCB.
BCB and the BCB Subsidiaries comply with the continuation coverage rules applicable to its group health plan(s) for covered employees and "qualified beneficiaries" of covered employees (as defined in IRC Section 4980B(g)), in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither BCB nor any BCB Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

          Section 3.14 Brokers, Finders and Financial Advisors. Except for BCB's engagement of Janney Montgomery Scott Inc. in connection with the transactions contemplated by this Agreement, neither BCB nor any BCB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the BCB Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the BCB Financials. The BCB Disclosure Schedule shall contain as an exhibit the engagement letter between BCB and Janney Montgomery Scott Inc.

          Section 3.15 Securities Documents. BCB has delivered to Heritage copies of its (i) annual reports on SEC Form 10-KSB for the years ended December 31, 1996, 1995 and 1994,
(ii) quarterly reports on SEC Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and
(iii) proxy materials used in connection with its annual meetings of shareholders held in 1997, 1996 and 1995. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

          Section 3.16 Environmental Matters. To the knowledge of BCB, neither BCB nor any BCB Subsidiary, nor any properties owned or operated by BCB or any BCB Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material Adverse Effect with respect to BCB. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of BCB, threatened, relating to the liability of any property owned or operated by BCB or any BCB Subsidiary under any Environmental Law.

          Section 3.17 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the BCB Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the BCB Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

          Section 3.18 Related Party Transactions. Except as disclosed (i) in the BCB Disclosure Schedule, (ii) in the BCB proxy statement dated March 14, 1997 or (iii) in the footnotes to the BCB Financials, BCB is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of BCB (except a BCB Subsidiary); and all such transactions
(a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the BCB Disclosure Schedule, no loan or credit accommodation to any Affiliate of BCB is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither BCB nor Berks County Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by BCB Bank is inappropriate.

          Section 3.19 Loans. Each loan reflected as an asset in the BCB Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on BCB.

          Section 3.20 Accounting for the Consolidation; Reorganization. As of the date hereof, BCB does not have any reason to believe that the Consolidation will fail to qualify
(i) for pooling-of-interests treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the IRC.

          Section 3.21 Fairness Opinion. BCB has received an oral opinion from Janney Montgomery Scott Inc. to the effect that, as of the date hereof, the exchange ratio to be received by shareholders of BCB pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

          Section 3.22  Quality of Representations.  The
representations made by BCB in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                           ARTICLE IV
                    COVENANTS OF THE PARTIES

          Section 4.01  Conduct of Business.

               (a)  From the date of this Agreement to the
Closing Date, Heritage and BCB and their respective Subsidiaries will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of the other party. Heritage and BCB will use their reasonable good faith efforts, and will cause each of the Subsidiaries to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the goodwill of its customers and others with whom business relationships exist.
From the date hereof to the Closing Date, except as otherwise consented to or approved by the other party in writing or as permitted or required by this Agreement, neither Heritage or BCB will, or will permit any Subsidiary to:

                    (i)  amend or change any provision of its
     certificate or articles of incorporation, charter, or bylaws;

                    (ii) change the number of authorized or
     issued shares of its capital stock or issue any shares or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) Heritage may issue up to an aggregate of 93,052 shares of Heritage Common Stock upon the valid exercise of Heritage Options, (B) Heritage may grant in 1998 Heritage Options for up to an aggregate of 48,000 shares of Heritage Common Stock and may issue shares (out of Treasury or new stock) upon the valid exercise thereof, (C) Heritage may issue (out of Treasury or new stock) or acquire shares of Heritage Common Stock in connection with the Heritage ESOP consistent with past practice, (D) Heritage may acquire shares of Heritage Common Stock in connection with the payment of all or part of the exercise price or tax withholdings of Heritage Stock Options in connection with the valid exercise thereof, (E) Heritage may issue shares of Heritage Common Stock pursuant to the Heritage DRIP consistent with past practice, (F) Heritage may issue shares of Heritage Common Stock pursuant to the BCB Lock-Up Option, (G) Heritage may pay a quarterly cash dividend not to exceed $0.14 per share of Heritage Common Stock outstanding, (H) BCB may issue up to an aggregate of 138,942 shares of BCB Common Stock upon the valid exercise of BCB Options, (I) BCB may acquire shares of BCB Common Stock in connection with the payment of all or part of the exercise price or tax withholdings of BCB Stock Options in connection with the valid exercise thereof, (J) BCB may issue shares of BCB Common Stock consistent with past practice, pursuant to the BCB dividend reinvestment plan consistent with past practice, (K) BCB may issue shares of BCB Common Stock pursuant to the Heritage Lock-Up Option, and (L) BCB may pay a quarterly cash dividend not to exceed $.08 per share of BCB Common Stock outstanding; it being the intent of the parties that, after the Effective Date, the Holding Company pay a quarterly dividend of not less than $.14 per quarter. Heritage and BCB agree to coordinate (on a mutually agreeable basis) the declaration of dividends (and the record of payment dates therefor) payable during the period preceding and including the quarter in which the Effective Date occurs so that shareholders of Heritage and BCB will receive fair dividends and in no event shall shareholders of either Heritage or BCB fail to receive a fair dividend during any quarter up to and including the quarter immediately following the Effective Date. Nothing contained in this Section 4.01(a)(ii) or in any other Section of this Agreement shall be construed to permit Heritage or BCB shareholders to receive two dividends in any quarter or to deny or prohibit them from receiving one dividend in any quarter. Nothing contained herein shall be deemed to affect the ability of an Heritage or BCB Subsidiary to pay dividends on its capital stock subject to applicable regulatory restrictions.

                    (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements in effect on the date hereof and provided to the other party prior to the date hereof) to, or, except as expressly contemplated by this Agreement, enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director except for routine periodic increases, that individually and in the aggregate do not exceed 10% and that are otherwise in accordance with past practice; provided, however, that nothing herein shall prevent Heritage from establishing a bonus pool in the aggregate amount of $100,000 to be paid to certain officers and employees solely for the purpose of inducing such officer or employee to continue working for Heritage or the Holding Company through a date not more than six (6) months after the Effective Date.

                    (iv)  merge or consolidate any Subsidiary
     with any other corporation; sell or lease all or any substantial portion of the assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

                    (v) sell or otherwise dispose of the capital stock or sell or otherwise dispose of any of its assets or the assets of any Subsidiary other than in the ordinary course of business consistent with past practice; subject any of its assets to a lien, pledge, security interest or other encumbrance (other than in connection with government deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in Federal Home Loan Bank advances and "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                    (vi)  take any action which would result in
     any of its representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof except as otherwise contemplated or permitted by this Agreement, or in any of the conditions set forth in
     Article V hereof not being satisfied, except in each case as may be required by applicable law;

                    (vii)  change any method, practice or
     principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority;

                    (viii)  waive, release, grant or transfer any
     rights of value or modify or change in any material respect any existing material agreement to which it or any Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

                    (ix)  implement any pension, retirement,
     profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement (except that BCB and Heritage each may adopt its annual bonus plan in 1998 consistent with past practice), or, except as required by law and except as set forth in
     Section 4.10, materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that
     (A) Heritage may contribute to the Heritage pension plan an amount not to exceed the minimum amount required under ERISA or the IRC if such amount is usual and ordinary and consistent with past practice and (B) Heritage may establish the bonus pool contemplated by 4.01(a)(iii) and may continue its company-wide bonus program for 1998 on a pro rata basis through June 30, 1998 for all employees not selected to participate in the Holding Company bonus plan for 1998 provided that such selected employees shall also participate unless they participate in the Holding Company bonus plan on a full year basis.

                    (x) purchase any security for its investment portfolio not rated "AAA" or higher by Standard & Poor's
     Corporation or "Aaa" by Moody's Investor Services, Inc.;

                    (xi)  amend or otherwise modify the
     underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

                    (xii)  enter into, renew, extend or modify
     any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

                    (xiii)  enter into any interest rate swap,
     floor or cap or similar commitment, agreement or arrangement;

                    (xiv)  except for the execution of this
     Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                    (xv) take any action that would preclude the Consolidation from qualifying (A) for pooling-of-interests accounting treatment under GAAP or (B) as a reorganization within the meaning of Section 368 of the IRC, provided, however, that nothing contained herein shall limit the ability of either to comply with its obligations under the BCB Option or the Heritage Option; or

                    (xvi)  agree to do any of the foregoing.

          For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for either party to do any of the following: (i) except for expenditures associated with new branches and the BCB Operations Center, make any capital expenditure of $100,000 or more not disclosed on the Heritage or BCB Disclosure Schedule, without the prior written consent of the other party; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $250,000, other than pledges of assets to secure Federal Home Loan Bank advances or government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance and sales of loans, or transactions in the investment securities portfolio or repurchase agreements, in each case, in the ordinary course of business; or (iii) except for expenditures associated with new branches and the BCB Operations Center, undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment of more than $250,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof. Notwithstanding the foregoing, BCB shall consult with Heritage concerning proposed expenditures associated with new branches and the BCB Operations Center.

          Notwithstanding anything to the contrary contained elsewhere in this Agreement, Heritage shall not be prohibited or restricted in any way from taking any of the following actions:
(i) granting up to 48,000 additional Heritage Stock Options under the Heritage Stock Option Plans; (ii) making Employer contributions to the ESOP as provided by Section 4.10;
(iii) establishing the special bonus pool contemplated by 4.01(a)(iii) and continuing its company-wide bonus program for 1998 on a pro rata basis through June 30, 1998 as contemplated by 4.01(a)(ix).

          Section 4.02  Access; Confidentiality.

               (a) From the date of this Agreement through the Closing Date, Heritage or BCB, as the case may be, shall afford to, and shall cause each Heritage Subsidiary or BCB Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of Heritage and BCB will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

               (b) Heritage and BCB each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

               (c) All information furnished to BCB by Heritage or by Heritage to BCB previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreements, dated
September 8, 1997, between Heritage and BCB (the "Confidentiality
Agreement").

          Section 4.03  Regulatory Matters and Consents.

               (a) Heritage and BCB shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed by BCB and Heritage on behalf of the Holding Company with the SEC in the Registration Statement, which Prospectus/Proxy Statement shall conform to all applicable legal requirements.
BCB shall, as promptly and as practicable following the preparation thereof, file the Registration Statement with the SEC and Heritage and BCB shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly and as practicable after such filing. BCB will advise Heritage, promptly after BCB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. BCB shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. BCB will provide Heritage with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Heritage may reasonably request.

               (b)  BCB and Heritage will prepare all
Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

               (c) Each party will furnish the other with all information concerning itself and its Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

               (d) BCB and Heritage shall have the right to review in advance, and each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

               (e) Each party will promptly furnish the other with copies of all Applications and other written communications to, or received from, any Regulatory Authority in respect of the transactions contemplated hereby.

          Section 4.04 Taking of Necessary Action. BCB and Heritage shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Consolidation as soon as practicable after the date hereof, including, without limitation,
(A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither party or its Subsidiaries shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of the other party, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Consolidation pursuant to this Agreement; provided that nothing herein contained shall preclude BCB or Heritage from exercising its rights under this Agreement or the Heritage Lock-Up Option or BCB Lock-Up Option.

          Section 4.05  Indemnification; Insurance.

               (a)  Indemnification.  In the event of any
threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of either party or any of their respective Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to
(i) the fact that he is or was a director, officer or employee of either party, any of their respective Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the BCL and the Articles of Incorporation and Bylaws of such party. On or after the Effective Date, the Holding Company shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Heritage, BCB or their respective Subsidiaries, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the prior approval of the Holding Company) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Heritage, BCB or their respective Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by Heritage, BCB or their respective Subsidiaries, as the case may be, as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee may not be indemnified by the Holding Company if such indemnification is prohibited by applicable law.

               (b)  Insurance.  The Holding Company shall
maintain a directors' and officers' liability insurance policy providing coverage amounts not less than the greater of coverage amounts provided under the Heritage or BCB directors and officers' liability insurance policy and on terms generally no less favorable, including Heritage or BCB's existing policy if it meets the foregoing standard. Such policy shall cover persons who are currently covered by the Heritage and BCB insurance policies for a period of six years after the Effective Date.

               (c) Assumption. In the event that the Holding Company or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or consolidation or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 4.05.

          Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, neither party shall and shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than the other party to this Agreement or an affiliate of such party) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. Notwithstanding the foregoing, (i) the Board of Directors of Heritage or BCB may respond to unsolicited inquiries relating to an Acquisition Transaction or (ii) the Board of Directors of Heritage or BCB may recommend or endorse an Acquisition Transaction, in each case, if it receives an unqualified written opinion of outside counsel that the failure to do so would constitute a breach of their fiduciary duty. Each party hereto will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than the other party hereto with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in this sentence of the obligations undertaken in this Section 4.06. Each party hereto will notify the other party hereto orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received or any such negotiations or discussions are sought to be initiated or continued. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than the other party hereto (i) a merger or consolidation, or any similar transaction,
(ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of a party hereto or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of its equity securities (other than as permitted by Section 4.01(a)(ii) hereof) or its Subsidiary.

          Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. Each party shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 5.01(c).

          Section 4.08  Current Information.

               (a) Ongoing Communications. During the period from the date of this Agreement to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31) Heritage and BCB will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31, Heritage and BCB will deliver to the other party its Annual Report on Form 10-K.

               (b) Board Minutes. Each party shall provide to the other party a copy of the minutes of any meeting of the Board of Directors of such party or any Subsidiary thereof, or any committee thereof, or any senior management committee, promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within 40 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

          Section 4.09  Undertakings by BCB and Heritage.  From
and after the date of this Agreement, each party shall:

               (a) Phase I Environmental Audit. Permit the other party, if such party elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by it or any of its Subsidiaries on the date hereof;

               (b) Timely Review. If requested by the other party at the other party's sole expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue its report on such financial statements as soon as is practicable thereafter;

               (c)  Outside Service Bureau Contracts.  If
requested to do so by the other party, use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services or any Subsidiary, on terms and conditions mutually acceptable to each party;

               (d) List of Nonperforming Assets. Provide each party, within fifteen (15) days after the monthly meeting of its Loan Review Committee, a written list of nonperforming assets as of the end of such month; and

               (e)  Shareholders Meetings.  Take all action
necessary to properly call and convene a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. Subject to the provisions of Section 4.06, the Board of Directors of Heritage and the Board of Directors of BCB will recommend that the shareholders of Heritage (including Heritage National Bank, in its fiduciary capacity) and BCB, respectively, approve this Agreement and the transactions contemplated hereby. If required by the other party, a party shall retain a proxy solicitor in connection with the solicitation of the approval of its shareholders of this Agreement and the transactions contemplated hereby.

               (f) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form, substance and timing of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation, communications to shareholders and internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

               (g) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

               (h) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

               (i) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

               (j) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective
Subsidiaries on or before the date such returns are due
(including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

          Section 4.10  Employee Benefits.

               (a)  Employee Benefits.  On and after the
Effective Date, the fringe benefits (including miscellaneous benefits) and welfare benefit plans (other than the welfare plans set forth in subsection 4.10(b) below) of BCB and Heritage may, at the Holding Company's election and subject to the requirements of the IRC and any other laws applicable to such benefit plans, continue to be maintained separately or consolidated. With respect to pension benefit (retirement) plans and other plans as described below, the following provisions and guidelines shall apply:

                    (i)  Heritage ESOP (Containing 401(k)
     Provisions).

                         (A)  At some time after the execution of
          this Agreement but prior to the Effective Date, as determined by Heritage, Heritage will take action, through its Board of Directors, to terminate the IRC
          Section 4975 employee stock ownership plan portion of the Heritage ESOP, effective as of the Effective Date. Any action to terminate the IRC Section 4975 portion of the Heritage ESOP will be specifically conditioned upon successful consummation of the Consolidation. The termination of the Heritage ESOP will apply to the IRC
          Section 4975 employee stock ownership plan portion of the Heritage ESOP, and assets related thereto, only. The portion of the Heritage ESOP subject to IRC
          Section 401(k) (salary reduction contributions) and IRC
          Section 401(m) (employer matching contributions), and the assets related thereto, shall be handled as set forth in subparagraph (D) below. Each participant in the Heritage ESOP not fully vested will, in accordance with the termination of the Heritage ESOP, become fully vested in all of his or her Heritage ESOP accounts as of the date of the effective date of the termination of the Heritage ESOP. Heritage shall be responsible for taking all appropriate action, including possible amendments to the Heritage ESOP, in order to provide for the termination of the IRC Section 4975 employee stock ownership plan portion of the Heritage ESOP and the transfer of the IRC Section 401(k) (salary reduction) and IRC Section 401(m) (employer matching) portion of the Heritage ESOP. Heritage and BCB agree that, subject to the conditions described herein, as soon as practicable after the termination of the IRC
          Section 4975 employee stock ownership plan portion of the Heritage ESOP, participants in the Heritage ESOP shall be entitled, at their election, to have their Heritage ESOP employer discretionary contribution employee stock ownership plan accounts either distributed to them in a lump sum or directly transferred to another tax-qualified plan (including the Holding Company plan(s)) or to an individual retirement account. Participants who request a direct transfer to the Holding Company's plan(s) will be permitted to transfer employer stock and will be permitted to hold employer stock in the Holding Company plan(s).

                         (B)  The actions relating to
          effectuating termination distributions from the Heritage ESOP will be conditioned upon receiving a favorable determination letter from the Internal Revenue Service ("IRS") with regard to the qualification of the termination of the IRC
          Section 4975 employer stock ownership plan portion of the Heritage ESOP. Heritage and the Holding Company will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the effective date of the termination of the Heritage ESOP. Heritage and the Holding Company will adopt such additional amendments to the Heritage ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not
          (i) substantially change the terms outlined herein,
          (ii) have a Material Adverse Effect on Heritage or
          (iii) result in an additional material liability to the Holding Company.

                         (C)  As of and following the Effective
          Date, the terminated Heritage ESOP will not be made available to any employees other than persons who were participants or beneficiaries of the Heritage ESOP as of the effective date of the termination.

                         (D)  As soon as practicable after the
          consummation of the Consolidation, the Holding Company and Heritage will take appropriate action to effectuate a plan merger of the IRC Section 401(k) and IRC
          Section 401(m) portions, including the assets related thereto, of the Heritage ESOP with and into the BCB 401(k) Plan. Such plan merger will involve the transfer of IRC Section 401(k) contribution assets (and related earnings) and IRC Section 401(m) contribution assets (and related earnings) in the Heritage ESOP to the BCB 401(k) Plan.

                         (E)  Heritage will make an employer
          discretionary contribution to the Heritage ESOP for the 1997 Heritage ESOP Plan Year in an amount not to exceed $100,000. After 1997 and up to the termination effective date of the IRC Section 4975 employee stock ownership plan portion of the Heritage ESOP, Heritage shall make an employer discretionary contribution to the Heritage ESOP in an amount not to exceed $8,500 for each complete calendar month in 1998 through the Effective Date. The 1998 employer discretionary contribution to the Heritage ESOP is conditioned upon successful consummation of the Consolidation.

                    (ii)  Heritage Pension Plan.  At a date
     following the execution of this Agreement but prior to the Effective Date, as determined by Heritage, the Heritage Board of Directors shall take the following actions, all subject to successful consummation of the Consolidation, with respect to the Heritage Bancorp, Inc. Employee Retirement Plan ("Heritage Pension Plan"):

                         (A)  Approve an amendment to the
          Heritage Pension Plan to provide for the freezing of benefit accruals (cessation of future benefit accruals) as of the Effective Date.

                         (B)  Approve an amendment to the
          Heritage Pension Plan to provide for the allocation of excess assets upon plan termination for the benefit of active plan participants with accrued benefits under the Heritage Pension Plan.

                         (C)  Approve the termination of the
          Heritage Pension Plan.

Heritage and the Holding Company shall cooperate in effectuating the distribution of appropriate notices to affected Heritage Pension Plan participants and in the submission of the terminated Heritage Pension Plan to the Pension Benefit Guaranty Corporation
(PBGC) and the IRS. No distributions shall be made to any participants from the Heritage Pension Plan, prior to the successful expiration of the 60 day PBGC review period and the receipt of a favorable determination letter from the IRS; provided, however, employee participants who qualify for a retirement pension under the Heritage Pension Plan and retire from Heritage prior to the completion of the submissions to the PBGC and the IRS, shall be able to receive their basic accrued benefit. Heritage Pension Plan participants shall be entitled, at their election, to elect a direct transfer of their benefit (if a lump sum) to another tax-qualified plan (including any plan(s) of the Holding Company) or to an IRA or to request that their benefit be paid to them in an annuity form or lump sum form.

                    (b)  Retirement Plans Provided to Employees
     Commencing Upon the Effective Date.

                         (i)  BCB 401(k) Plan.  As of the
          Effective Date, employees of Heritage shall be eligible to participate in the BCB 401(k) Plan. No later than the Effective Date, the BCB 401(k) Plan shall be amended to provide for prior Heritage service credit, for eligibility and vesting purposes. The BCB 401(k) Plan shall also be amended no later than the Effective Date to provide for the participation of eligible Heritage employees in the BCB 401(k) Plan as of the Effective Date. A 75% employer matching contribution up to 6% of employee IRC Section 401(k) deferrals formula shall be applied under the BCB 401(k) Plan for a period of five BCB 401(k) Plan years after the Effective Date with the 1998 plan year constituting the first BCB 401(k) plan year for purposes of the five year period described above. No reduction in the above described formula will be made for the five year period described above. No later than the Effective Date, the BCB 401(k) Plan shall also be amended to provide for 100% immediate vesting on all employer matching contributions. On and after the Effective Date the BCB 401(k) Plan shall continue to make available an employer stock-based investment option, and shall consider making available to all participants in the BCB 401(k) Plan the participant directed investment options currently offered to Heritage employees under the Heritage ESOP. No amendment shall be made to the BCB 401(k) Plan regarding full 100% vesting on employer matching contributions for the same five year period described above.

                         (ii)  Money Purchase Pension Plan.  As
          of the Effective Date, employees of Heritage and BCB shall be eligible to participate in a new money purchase pension plan to be established by the Holding Company, subject to successful consummation of the Consolidation. The money purchase plan shall contain eligibility provisions requiring an employee to be at least 21 years of age and have at least one year of service, with entry dates of at least January 1 and July 1; provided, however, the Holding Company may establish eligibility provisions which are more liberal than age 21 and one year of service. The money purchase pension plan shall provide for a fixed employer contribution equal to 3% of an eligible employee's base salary, shall provide for prior Heritage and BCB service credit for eligibility and vesting, shall contain a vesting schedule which shall provide 20% vesting for each year of service up to 100% vesting upon completion of five years of service and shall permit participants to direct the investment of their account balances in the money purchase plan in investment options similar to those offered under the BCB 401(k) Plan. In lieu of the adoption of a new money purchase plan by the Holding Company, to the extent permitted by the IRC, the Holding Company may cause the BCB 401(k) Plan to be amended, as of the Effective Date, to provide for a fixed employer contribution in the same amount and subject to the same provisions as are set forth in the preceding sentence. The fixed 3% employer contribution formula which shall be provided in either a new money purchase plan or in the BCB 401(k) Plan shall not be reduced for the same five year period described in subparagraph (A) above.

                    (iii)  Welfare Benefit Plans.  Following the
     Consolidation, the Holding Company will adopt the Heritage Blue Cross/Blue Shield Plan, the Heritage short-term and long-term disability plans and the BCB group life insurance plan. The Holding Company shall also adopt a Flexible Benefits (IRC Section 125) Plan similar to the existing Heritage Flexible Benefit Plan. With respect to any other welfare benefit plans of BCB and Heritage, the Holding Company shall undertake a study, in consultation with appropriate professional advisors, with a view toward the possible combination of some or all of such plans (other than the welfare plans described above) or the benefits provided thereunder. Following such study, the Holding Company shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and/or the alteration of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances.

                    (iv) Bonus Plans and Arrangements. Heritage and BCB may continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Date, with such equitable modifications as may be appropriate to take into account the circumstances of the Consolidation and the timing thereof.

                    (v)  Other Plans.  From the date of this
     Agreement through the Effective Date of the Consolidation, without the prior written consent of the other party or except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any Heritage or BCB plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, and performance shares except that BCB may make its annual grant of 1,000 shares of BCB Common Stock to Nelson R. Oswald and 992 shares of BCB Common Stock to Robert D. McHugh, Jr.

          Section 4.11 Nasdaq Listing. BCB shall use all reasonable efforts to cause the shares of the Holding Company Common Stock to be issued in connection with the Consolidation to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Date.

          Section 4.12   Affiliate Letters.

               (a) Each party has provided to the other party a schedule of each person that, to the best of its knowledge, is deemed to be an "Affiliate" of it, as that term is used in Rule 145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

               (b)  Each of Heritage and BCB shall use its
reasonable efforts to cause each person who may be deemed to be an Affiliate of Heritage and BCB respectively, to execute and deliver to BCB as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of Heritage and BCB to be called pursuant to
Section 4.09(f) hereof, a written agreement in the form of
Exhibit 1-A and 1-B in the case of Affiliates of Heritage and BCB, respectively.

          Section 4.13   Employment and Change in Control
Agreements.

               (a) Employment Agreements. On or before the Effective Date, Heritage and Heritage National Bank, and BCB and Berks County Bank, as applicable, shall use their best efforts to amend the employment agreements of Nelson R. Oswald, Allen E. Kiefer, Robert D. McHugh, Jr. and Richard A. Ketner so that such agreements, contain customary change in control provisions, provide salaries and benefits comparable to salaries and benefits payable to executive officers at companies that will be peer companies of the Holding Company and otherwise will be substantially identical in form.

               (b) Change in Control Agreements. On or before the Effective Date, Heritage and Heritage National Bank, and BCB and Berks County Bank, as applicable, shall use their best efforts to amend the existing employment or change in control agreement, or enter into a new change in control agreement, with the following individuals: Sherelyn A. Ammon, Steven A. Ehrlich, Norman E. Heilenman, Donna L. Rickert, Dorothy I. Krick, David Scott, David Snyder, Marie Umbriac and Mary Jo Wright. Such change in control agreements shall be substantially identical in form.

               (c) Holding Company Assumption of Agreements. On the Effective Date, each employment agreement or change in control agreement, or any nonqualified retirement, deferred compensation, "top hat," excess benefit or supplemental pension plans, whether entered into before or after the date of this Agreement, to which either Heritage or BCB is a party shall be expressly assumed in writing by the Holding Company.

               (d) Holding Company Assumption of Benefit Plans. On the Effective Date, each employee benefit plan of Heritage or BCB described in Section 4.10 shall be expressly assumed in writing by the Holding Company and administered in the manner contemplated by Section 4.10.

          Section 4.14 Severance and Vacation Pay. After the Effective Date (i) employees of Heritage or BCB or any of their respective Subsidiaries who are involuntarily terminated, other than for cause, within one year of the Effective Date, and
(ii) employees of Heritage or BCB (other than those holding a title of Vice President or above) who, within one year of the Effective Date, are asked, but decline to, relocate their workplace to a location that increases their daily one-way commute by more than 30 miles, in each case, shall be entitled to severance benefits as follows: (i) one week of pay per year of service, with a minimum of 2 weeks severance and a maximum of 20 weeks severance; (ii) medical insurance continuation until the end of the severance period (or earlier if other coverage is obtained); and (iii) payment of accrued vacation days for the year of termination. In addition, through the end of calendar year 1999, employees of BCB or Heritage who continue as employees of the Holding Company or its Subsidiaries after the Effective Date shall be provided with the greater of the days of annual vacation and sick days to which they were entitled on the day before the Effective Date or the days of annual vacation and sick days to which similarly situated employees of the Holding Company are then entitled.

          Section 4.15 Transition Committee. Promptly after execution of this Agreement, the parties shall establish a transition committee consisting of not less than 4 or more than 6 members, including Messrs. Oswald, Kiefer, McHugh and Ketner and up to one director from each of BCB and Heritage. The function of such committee shall be to determine the name for the Holding Company, approve the form of employment and change in control agreements referred to in Section 4.13 and to address such other transitional matters as the Boards of Directors of Heritage and BCB may direct.

          Section 4.16 Voting of Heritage Common Stock Held by Heritage National Bank as Fiduciary. Heritage shall direct the full Board of Directors of Heritage National Bank, and not a committee or other designee of the Board of Directors, to exercise all voting rights as Heritage National Bank may possess with respect to all shares of Heritage Common Stock held by Heritage National Bank in a fiduciary capacity.

                            ARTICLE V
                           CONDITIONS

          Section 5.01 Mutual Conditions to the Obligations of Heritage and BCB under this Agreement. The obligations of Heritage and BCB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by both parties pursuant to Section 7.03 hereof:

               (a) Corporate Proceedings. All action required to be taken by, or on the part of, each party to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken and each party shall have received certified copies of the resolutions of the other party evidencing such authorizations;

               (b) Covenants. The obligations and covenants of each party required by this Agreement to be performed by each party at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

               (c)  Representations and Warranties.  The
representations and warranties of each party set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty
(i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

               (d) Approvals of Regulatory Authorities. The parties shall have received all required approvals of Regulatory Authorities of the Consolidation, without the imposition of any term or condition that would have a Material Adverse Effect on the Holding Company upon completion of the Consolidation and all notice and waiting periods required thereunder shall have expired or been terminated;

               (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

               (f) Officer's Certificate. Each party shall have delivered to the other party a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

               (g) Opinions of Counsel. Heritage shall have received an opinion of Stevens & Lee, counsel to BCB, dated the Closing Date, in form and substance reasonably satisfactory to Heritage and its counsel to the effect set forth on Exhibit 6 attached hereto and BCB shall have received an opinion of counsel of Rhoads and Sinon LLP counsel to Heritage, dated the Closing Date, in form and substance reasonably satisfactory to BCB and its counsel to the effect set forth in Exhibit 7 attached hereto;

               (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

               (i) Tax Opinion. Each party shall have received an opinion of Stevens & Lee substantially to the effect set forth on Exhibit 8 attached hereto;

               (j) Pooling Letter. Beard & Company shall have issued a letter dated as of the Effective Date to Heritage and BCB, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Consolidation shall be accounted for as a pooling-of-interests under GAAP, and BCB and Heritage shall have received from the Affiliates of BCB and Heritage the agreements referred to in Section 4.12(b) hereof to the extent necessary to ensure in the reasonable judgment of Heritage and BCB that the Consolidation shall be accounted for in such manner;

               (k) Approval of Shareholders. This Agreement shall have been approved by the shareholders of Heritage and BCB by such vote as is required under the BCL, their respective articles of incorporation and bylaws or under Nasdaq requirements applicable to it;

               (l)  Nasdaq Listing.  The Holding Company Common
Stock shall be approved for quotation on the Nasdaq National
Market System;

               (m) Other. Each party shall have furnished the other party with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this Section 5.01 as each party may reasonable request.

                           ARTICLE VI
                TERMINATION, WAIVER AND AMENDMENT

          Section 6.01  Termination.  This Agreement may be
terminated on or at any time prior to the Closing Date:

               (a) By the mutual written consent of the parties hereto;

               (b)  By BCB or Heritage:

                    (i)  if the Closing Date shall not have
     occurred on or before July 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                    (ii)  if either party has received a final
     unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, will not be granted absent the imposition of terms and conditions which would permit satisfaction of the condition set forth at
     Section 5.01(d) hereof, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                    (c)  (A)  By BCB, in the event during a
          thirty trading day period ended five trading days prior to the Effective Date the average of the mean between the closing high bid and low asked prices for Heritage Common Stock for any consecutive ten day period declines to a level 40% less than or equal to the Index Value established for Heritage;

                         (B)  By Heritage, in the event during a
          thirty trading day period ended five trading days prior to the Effective Date the average of the mean between the closing high bid and low asked prices for BCB Common Stock for any consecutive ten day period declines to a level 30% less than or equal to the Index Value established for BCB;

                         (C)  For purposes of this
          subparagraph (C), the Index Value for each of BCB and Heritage shall be the average of the mean between the closing high bid and low asked prices for Heritage or BCB Common Stock, as reported by Nasdaq, for the 3 trading days beginning November 20, 1997.

               (d) at any time on or prior to the Effective Date, by Heritage in writing if BCB has, or by BCB in writing if Heritage has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach by BCB would have a Material Adverse Effect on BCB or in the case of a breach by Heritage would have a Material Adverse Effect on Heritage, in any case, if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect;

               (e) by either the Board of Directors of BCB or the Board of Directors of Heritage if the Board of Directors of the other party shall have exercised its rights under
Section 4.06 or shall have otherwise withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement and the transactions contemplated hereby;

               (f) by either the Board of Directors of BCB or the Board of Directors of Heritage if their shareholders shall have not approved this Agreement by the requisite vote; provided, however, that no termination right shall exist hereunder if prior to such shareholder vote the Board of Directors of the party whose shareholders failed to approve this Agreement shall have exercised its right under clause (ii) of the second sentence of
Section 4.06 or shall have otherwise withdrawn, modified or changed in a manner adverse to the other party its approval or recommendation of this Agreement and the transactions contemplated thereby.

          Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of BCB or Heritage to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement, any fraudulent breach of a representation or warranty, in this Agreement and any obligation or liability arising under the Heritage Option or the BCB Option. Nothing contained in this Section 6.02 shall be deemed to prohibit BCB or Heritage from maintaining an action against a third party for tortious interference or otherwise.

                           ARTICLE VII
                          MISCELLANEOUS

          Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

          Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f) and (g), 4.05, 4.10 and 4.13(c) hereof, which will survive the Consolidation, shall terminate on the Closing Date.

          Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may
(a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of Heritage or BCB have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of Heritage Common Stock or BCB Common Stock upon consummation of the Consolidation, change any terms of the articles of Holding Company or otherwise materially adversely affect the shareholders of Heritage or BCB without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(f) and (g), 4.05, and 4.13(a), (b) and (c).

          Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

          Section 7.06  Notices.  All notices or other
communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

               (a)  If to BCB, to:

                    BCB Financial Services Corporation
                    400 Washington Street
                    Reading, Pennsylvania  19603-1097

                    Attention:  Nelson R. Oswald, Chairman,
                                President and Chief Executive
                                Officer

                    Telecopy No.:  (610) 378-9193

                    with a copy to:

                    Stevens & Lee
                    One Glenhardie Corporate Center
                    1275 Drummers Lane
                    P.O. Box 236
                    Wayne, Pennsylvania  19087-0236

                    Attention:  Jeffrey P. Waldron, Esquire

                    Telecopy No.:  (610) 687-1384

               (b)  If to Heritage, to:

                    Heritage Bancorp, Inc.
                    120 South Centre Street
                    Pottsville, Pennsylvania  17901-3002

                    Attention:  Allen E. Kiefer
                                President and Chief
                                Executive Officer

                    Telecopy No.:  (717) 622-2320

                    with copies to:

                    Rhoads & Sinon LLP
                    One South Market Square, 12th Floor
                    Harrisburg, Pennsylvania  17108

                    Attention:  Charles J. Ferry, Esquire

                    Telecopy No.:  (717) 232-1459


          Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

          Section 7.08  Counterparts.  This Agreement may be
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 7.09  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          Section 7.10  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              BCB FINANCIAL SERVICES CORPORATION

                              By/s/ Nelson R. Oswald
                                   Nelson R. Oswald
                                   Chairman, President and
                                   Chief Executive Officer


                              HERITAGE BANCORP, INC.

                              By/s/ Allen E. Kiefer
                                   Allen E. Kiefer
                                   President and Chief
                                   Executive Officer

                                                  Exhibit 1-A

                        November 18, 1997



BCB Financial Services Corporation
The Madison Building
400 Washington Street
Reading, Pennsylvania  19601

Ladies and Gentlemen:

     BCB Financial Services Corporation ("BCB") and Heritage Bancorp, Inc. ("Heritage") desire to enter into an agreement dated November 18, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) a new corporation with name to be determined will be formed by BCB and Heritage (the "Holding Company"), (b) shareholders of BCB shall receive shares of Holding Company common stock for shares of common stock of BCB outstanding on the closing date, and
(c) shareholders of Heritage shall receive shares of Holding Company common stock for shares of common stock of Heritage outstanding on the closing date (the foregoing, collectively, referred to herein as the "Consolidation").

     BCB has requested, as an inducement to its execution and delivery to Heritage of the Agreement, that the undersigned execute and deliver to BCB this Letter Agreement.

     In consideration of the foregoing, each of the undersigned hereby irrevocably:

          (a) Agrees (i) to be present (in person or by proxy) at all meetings of shareholders of Heritage called to vote for approval of the Agreement and the Consolidation so that all shares of common stock of Heritage then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) unless the undersigned has voted against approval and adoption of the Agreement in his or her capacity as a director of Heritage at a meeting of the Board of Directors of Heritage or pursuant to Section 4.06 of the Agreement has voted to recommend or endorse an Acquisition Transaction, to vote or cause to be voted all shares owned by the undersigned on any record date for any meeting of shareholders of Heritage called to vote on the Consolidation in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Heritage).

          (b) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of the Holding Company received in the Consolidation, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Holding Company common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to the Holding Company or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that the Holding Company is under no obligation to register the sale, transfer or other disposition of the Holding Company common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

          (c) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Heritage or of common stock of the Holding Company, during the period commencing thirty days prior to the effective date of the Consolidation and ending on the date on which financial results covering at least thirty days of post-Consolidation combined operations of the Holding Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of Heritage common stock or shares of Holding Company common stock which, in BCB's or the Holding Company's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

          (d) Agrees that neither Heritage nor the Holding Company shall be bound by any attempted sale of any shares of Heritage common stock or Holding Company common stock, respectively, in violation of this Agreement and Heritage's and the Holding Company's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Holding Company common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

          (e) Agrees to use reasonable efforts to cause the provisions of subparagraphs (b) or (c) hereof to be observed with respect to shares of Holding Company common stock and Heritage common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

          (f) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.
                    _________________________

     It is understood and agreed that the provisions of subparagraph (a) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Heritage common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Heritage. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Heritage common stock held by the undersigned as of the date hereof.
                    _________________________

     This Letter Agreement may be executed in two or more
counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.
                    _________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                    _________________________

     The undersigned intend to be legally bound hereby.


                              Sincerely,

                                                  Exhibit 1-B

                        November 18, 1997




Heritage Bancorp, Inc.
120 South Centre Street
Pottsville, Pennsylvania  17901

Ladies and Gentlemen:

     BCB Financial Services Corporation and Heritage Bancorp, Inc. ("Heritage") desire to enter into an agreement dated November 18, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein (a) a new corporation will be formed by BCB and Heritage (the "Holding Company"),
(b) shareholders of BCB will receive shares of Holding Company common stock for shares of BCB common stock outstanding on the closing date, and (c) shareholders of Heritage shall receive shares of Holding Company common stock for shares of common stock Heritage outstanding on the closing date (the foregoing, collectively referred to herein as the "Consolidation").

     Heritage has requested, as an inducement to its execution and delivery to BCB of the Agreement, that the undersigned execute and deliver to Heritage this Letter Agreement.

     In consideration of the foregoing, each of the undersigned hereby irrevocably:

          (a) Agrees (i) to be present (in person or by proxy) at all meetings of shareholders of BCB called to vote for approval of the Agreement and the Consolidation so that all shares of common stock of BCB then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) subject to Section 4.06 of the Agreement and unless the undersigned has voted against approval and adoption of the Agreement in his capacity as a director of BCB at a meeting of the Board of Directors of BCB or pursuant to
Section 4.06 of the agreement has voted to recommend or endorse an Acquisition Transaction, to vote or cause to be voted all shares owned by the undersigned on any record date for any meeting of shareholders of BCB called to vote on the Consolidation in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of BCB).

          (b) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Heritage or of common stock of BCB, during the period commencing thirty days prior to the effective date of the Consolidation and ending on the date on which financial results covering at least thirty days of post-Consolidation combined operations of BCB and Heritage have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission ("SEC"), provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of BCB common stock or shares of BCB common stock which, in Heritage's or the Holding Company's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

          (c) Agrees that neither the Holding Company nor BCB shall be bound by any attempted sale of any shares of Holding Company common stock or BCB common stock, respectively, in violation of this Agreement and the Holding Company's and BCB's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of the Holding Company common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

          (d) Agrees to use reasonable efforts to cause the provisions of subparagraphs (b) and (c) to be observed with respect to shares of BCB common stock and Holding Company common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

          (e) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                    _________________________

     It is understood and agreed that the provisions of subparagraph (a) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of BCB common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of BCB. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of BCB common stock held by the undersigned as of the date hereof.

                    _________________________

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                    _________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                    _________________________

     The undersigned intend to be legally bound hereby.


                              Sincerely,

                                                       Exhibit 2


                     STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated November 18, 1997, is by and between BCB FINANCIAL SERVICES
CORPORATION, a Pennsylvania corporation ("BCB") and HERITAGE
BANCORP, INC., a Pennsylvania corporation ("HERITAGE").

                           BACKGROUND

          1. BCB and Heritage desire to enter into an Agreement and Plan of Consolidation, dated November 18, 1997 (the
"Agreement"), providing, among other things, for the creation by BCB and Heritage of a bank holding company which will issue shares of its common stock to the shareholders of BCB and Heritage (the "Consolidation").

          2. As a condition to BCB to enter into the Agreement, Heritage is granting to BCB an option to purchase up to that number of shares of common stock, par value $5.00 per share (the "Common Stock") of Heritage as shall equal 19.9% of shares of Common Stock of Heritage issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                            AGREEMENT

          In consideration of the foregoing and the mutual covenants and agreements set forth herein, BCB and Heritage, intending to be legally bound hereby, agree:

          1. Grant of Option. Heritage hereby grants to BCB, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 947,041 shares of Common Stock of Heritage (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $22.875, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Heritage Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

          2.   Exercise of Option.

               (a) Provided that (i) BCB shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement, this Stock Option Agreement or the reciprocal Stock Option Agreement by and between Heritage and BCB, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) BCB may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Consolidation, as provided in the Agreement, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event, other than a termination of the Agreement pursuant to
Section 6.01(d), unless in the case of termination by Heritage pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by BCB (a termination pursuant to Section 6.01(d), except a termination by Heritage as a result of a willful breach by BCB, being referred to herein as a "Default Termination"), (C) 18 months after the termination of the Agreement by BCB or Heritage pursuant to a Default Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

               (b) As used herein, the term "Triggering Event" means the occurrence of any of the following events:

                    (i)  a person or group (as such terms are
     defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than BCB or an affiliate of BCB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

                    (ii) a person or group, other than BCB or an affiliate of BCB, enters into an agreement or letter of intent or memorandum of understanding with Heritage or Heritage shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding, pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with Heritage, (ii) acquire all or substantially all of the assets or liabilities of Heritage or all or substantially all of the assets or liabilities of Heritage National Bank (or any successor subsidiary), the wholly-owned subsidiary of Heritage ("Heritage Bank"), or
     (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of Heritage Bank.

               (c)  As used herein, the term "Preliminary
Triggering Event" means the occurrence of any of the following events:

                    (i)  a person or group (as such terms are
     defined in the Exchange Act and the rules and regulations thereunder), other than BCB or an affiliate of BCB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

                    (ii) a person or group, other than BCB or an affiliate of BCB, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of Heritage or all or substantially all the assets or liabilities of Heritage Bank, or any other business combination involving Heritage or Heritage Bank, or
     (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of Heritage Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of Heritage called to vote on the Consolidation, Heritage's shareholders fail to approve the Consolidation by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

                    (iii)  the Board of Directors of Heritage
     shall (A) exercise the right granted to it in clause (i) of the second sentence of Section 4.06 of the Agreement,
     (B) fail to recommend the Consolidation, (C) recommend an Acquisition Transaction or (D) have withdrawn or modified in a manner adverse to BCB the recommendation of the Board of Directors of Heritage with respect to the Agreement and thereafter Heritage's shareholders fail to approve the Consolidation by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled without the written consent of BCB; or

                    (iv) a person or group, other than BCB or an affiliate of BCB, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Heritage shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle BCB to terminate the Agreement under
     Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Consolidation pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

          "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Heritage or in soliciting or inducing any other person (other than BCB or an affiliate of BCB) to do so.

          Notwithstanding the foregoing, the obligation of Heritage to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate): (i) until the receipt of all required governmental or regulatory approvals or consents necessary for Heritage to issue the Option Shares or BCB to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate with respect to the Option Shares subject to any prior exercise.

          Heritage shall notify BCB promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Heritage shall not be a condition to the right of BCB to exercise the Option. Heritage will not take any action which would have the effect of preventing or disabling Heritage from delivering the Option Shares to BCB upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event BCB wishes to exercise the Option, BCB shall send a written notice to Heritage (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

          3.   Repurchase of Option by Heritage.

               (a) Subject to the last sentence of Section 2(a), at the request of BCB at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, Heritage shall repurchase from BCB (x) the Option and (y) all shares of Common Stock purchased by BCB pursuant hereto with respect to which BCB then has beneficial ownership. The date on which BCB exercises its rights under this Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

                    (i) the aggregate Purchase Price paid by BCB for any shares of Common Stock acquired pursuant to the Option with respect to which BCB then has beneficial ownership;

                    (ii)  the excess, if any, of (x) the
     Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                    (iii)  the excess, if any, of the Applicable
     Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by BCB for each share of Common Stock with respect to which the Option has been exercised and with respect to which BCB then has beneficial ownership, multiplied by the number of such shares.

               (b)  If BCB exercises it rights under this
Section 3, Heritage shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to BCB in immediately available funds, and contemporaneously with such payment, BCB shall surrender to Heritage the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which BCB then has beneficial ownership, and BCB shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the FRB, the OCC, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, BCB shall have the ongoing option to revoke its request for repurchase pursuant to
Section 3, in whole or in part, or to require that Heritage deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Heritage's proposed repurchase pursuant to this Section 3, Heritage shall promptly give notice of such fact to BCB. If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, Heritage shall promptly give notice of such fact to BCB. If any Regulatory Authority prohibits the repurchase in part but not in whole, then BCB shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and BCB shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. BCB shall notify Heritage of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

               (c)  For purposes of this Agreement, the
"Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Heritage's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Heritage as determined by a nationally-recognized investment banking firm selected by BCB, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by BCB and reasonably acceptable to Heritage, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than BCB or an affiliate of BCB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) Heritage shall have merged or consolidated with any person, other than BCB or an affiliate of BCB, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than BCB or an affiliate of BCB, shall have merged into Heritage and Heritage shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of Heritage or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iv) Heritage shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than BCB or an affiliate of BCB.

          4. Payment and Delivery of Certificates. At any Closing hereunder, (a) BCB will make payment to Heritage of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Heritage, (b) Heritage will deliver to BCB a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of BCB or its designee, in such denominations as were specified by BCB in its notice of exercise, and (c) BCB will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

          A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option
Agreement, which legend will read substantially as follows:

               "The shares of stock evidenced by this
     certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless Heritage Bancorp, Inc. receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

          5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from BCB, Heritage shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as BCB shall specify in its request, and Heritage shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that BCB shall in no event have the right to have more than one such registration statement become effective, and provided further that Heritage shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to Heritage delivers to Heritage and to BCB its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that Heritage may delay any registration of Option Shares above for a period not exceeding 90 days in the event that Heritage shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by Heritage. BCB shall provide all information reasonably requested by Heritage for inclusion in any registration statement to be filed hereunder. In connection with such filing, Heritage shall use its reasonable best efforts to cause to be delivered to BCB such certificates, opinions, accountant's letters and other documents as BCB shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. Heritage shall provide to BCB such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as BCB may reasonably request.

          All reasonable expenses incurred by Heritage in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for Heritage and blue sky fees and expenses, shall be paid by Heritage. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to BCB and any other expenses incurred by BCB in connection with such filing shall be borne by BCB. In connection with such filing, Heritage shall indemnify and hold harmless BCB against any losses, claims, damages or liabilities, joint or several, to which BCB may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Heritage will reimburse BCB for any legal or other expense reasonably incurred by BCB in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Heritage will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of BCB specifically for use in the preparation thereof. BCB will indemnify and hold harmless Heritage to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of BCB for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and BCB will reimburse Heritage for any legal or other expense reasonably incurred by Heritage in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

          6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

          7. Filings and Consents. Each of BCB and Heritage will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, BCB shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of BCB hereunder.

          8.   Representations and Warranties of Heritage.
Heritage hereby represents and warrants to BCB as follows:

               (a)  Due Authorization.  Heritage has full
corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Heritage. This Stock Option Agreement constitutes a legal, valid and binding obligation of Heritage, enforceable against Heritage in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

               (b) Authorized Shares. Heritage has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

          9. Representations and Warranties of BCB. BCB hereby represents and warrants to Heritage that BCB has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by BCB. This Stock Option Agreement constitutes a legal, valid and binding obligation of BCB, enforceable against BCB in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

          11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          12. Assignment or Transfer. BCB may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a subsidiary of BCB. BCB represents that it is acquiring the Option for BCB's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. BCB is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by BCB in connection therewith.

          13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

          14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

          15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

               (i)  If to BCB, to:

                    BCB Financial Services Corporation
                    The Madison Building
                    400 Washington Street
                    Reading, Pennsylvania  19601

                    Attention:  Nelson R. Oswald, President
                                and Chief Executive Officer

                    Telecopy No.:  (610) 378-9193

                    with a copy to:

                    Stevens & Lee
                    One Glenhardie Corporate Center
                    1275 Drummers Lane
                    Wayne, Pennsylvania  19087

                    Attention:  Jeffrey P. Waldron, Esquire

                    Telecopy No.:  (610) 687-1384

               (ii) If to Heritage, to:

                    Heritage Bancorp, Inc.
                    120 South Centre Street
                    Pottsville, Pennsylvania 17901

                    Attention:  Allen E. Kiefer
                                President
                                and Chief Executive Officer

                    Telecopy No.:  (717) 622-2320

                    with copies to:

                    Rhoads & Sinon LLP
                    One South Market Street, 12th Floor
                    Harrisburg, Pennsylvania  17108

                    Attention:  Charles J. Ferry, Esquire

                    Telecopy No.:  (717) 232-1459

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

          17.  Captions.  The captions in this Stock Option
Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

          18. Waivers and Extensions. The parties hereto may, by mutual written consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive in writing (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or
(ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

          19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

          20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

          22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

          IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer all as of the day and year first above written.


                              BCB FINANCIAL SERVICES CORPORATION

                              By/s/ Nelson R. Oswald
                                   Nelson R. Oswald,
                                   Chairman, President and Chief
                                   Executive Officer


                              HERITAGE BANCORP, INC.

                              By/s/ Allen E. Kiefer
                                   Allen E. Kiefer
                                   President and Chief Executive
                                   Officer

                                                  Exhibit 3


                     STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated November 18, 1997, is by and between HERITAGE BANCORP, INC., a Pennsylvania corporation ("Heritage") and BCB FINANCIAL
SERVICES CORPORATION, a Pennsylvania corporation ("BCB").

                           BACKGROUND

          1. Heritage and BCB desire to enter into an Agreement and Plan of Consolidation, dated November 18, 1997 (the "Agreement"), providing, among other things, for the creation by Heritage and BCB of a bank holding company which will issue shares of its common stock to the shareholders of Heritage and BCB (the "Consolidation").

          2. As a condition to Heritage to enter into the Agreement, BCB is granting to Heritage an option to purchase up to that number of shares of common stock, par value $2.50 per share (the "Common Stock") of BCB as shall equal 19.9% of shares of Common Stock of BCB issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                            AGREEMENT

          In consideration of the foregoing and the mutual covenants and agreements set forth herein, Heritage and BCB, intending to be legally bound hereby, agree:

          1. Grant of Option. BCB hereby grants to Heritage, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 690,516 shares of Common Stock of BCB (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $22.375, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of BCB Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

          2.   Exercise of Option.

               (a) Provided that (i) Heritage shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement, this Stock Option Agreement or the reciprocal Stock Option Agreement by and between BCB and Heritage, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Heritage may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Consolidation, as provided in the Agreement, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event, other than a termination of the Agreement pursuant to
Section 6.01(d), unless in the case of termination by BCB pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by Heritage (a termination pursuant to Section 6.01(d), except a termination by BCB as a result of a willful breach by Heritage, being referred to herein as a "Default Termination"), (C) 18 months after the termination of the Agreement by Heritage or BCB pursuant to a Default Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in
Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

               (b) As used herein, the term "Triggering Event" means the occurrence of any of the following events:

                    (i)  a person or group (as such terms are
     defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Heritage or an affiliate of Heritage, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

                    (ii)  a person or group, other than Heritage
     or an affiliate of Heritage, enters into an agreement or letter of intent or memorandum of understanding with BCB or BCB shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding, pursuant to which such person or group or any affiliate of such person or group would
     (i) merge or consolidate, or enter into any similar transaction, with BCB, (ii) acquire all or substantially all of the assets or liabilities of BCB or all or substantially all of the assets or liabilities of Berks County Bank (or any successor subsidiary), the wholly-owned subsidiary of BCB ("BCB Bank"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of BCB Bank.

               (c)  As used herein, the term "Preliminary
Triggering Event" means the occurrence of any of the following events:

                    (i)  a person or group (as such terms are
     defined in the Exchange Act and the rules and regulations thereunder), other than Heritage or an affiliate of Heritage, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

                    (ii)  a person or group, other than Heritage
     or an affiliate of Heritage, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of BCB or all or substantially all the assets or liabilities of BCB Bank, or any other business combination involving BCB or BCB Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of BCB Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of BCB called to vote on the Consolidation, BCB's shareholders fail to approve the Consolidation by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

                    (iii)  the Board of Directors of BCB shall
     (A) exercise the right granted to it in clause (i) of the second sentence of Section 4.06 of the Agreement, (B) fail to recommend the Consolidation, (C) recommend an Acquisition Transaction or (D) have withdrawn or modified in a manner adverse to Heritage the recommendation of the Board of Directors of BCB with respect to the Agreement and thereafter BCB's shareholders fail to approve the Consolidation by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled without the written consent of Heritage; or

                    (iv)  a person or group, other than Heritage
     or an affiliate of Heritage, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, BCB shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Heritage to terminate the Agreement under Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Consolidation pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

          "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over BCB or in soliciting or inducing any other person (other than Heritage or an affiliate of Heritage) to do so.

          Notwithstanding the foregoing, the obligation of BCB to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate): (i) until the receipt of all required governmental or regulatory approvals or consents necessary for BCB to issue the Option Shares or Heritage to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate with respect to the Option Shares subject to any prior exercise.

          BCB shall notify Heritage promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by BCB shall not be a condition to the right of Heritage to exercise the Option. BCB will not take any action which would have the effect of preventing or disabling BCB from delivering the Option Shares to Heritage upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event Heritage wishes to exercise the Option, Heritage shall send a written notice to BCB (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

          3.   Repurchase of Option by BCB.

               (a) Subject to the last sentence of Section 2(a), at the request of Heritage at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, BCB shall repurchase from Heritage (x) the Option and (y) all shares of Common Stock purchased by Heritage pursuant hereto with respect to which Heritage then has beneficial ownership. The date on which Heritage exercises its rights under this Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

                    (i)  the aggregate Purchase Price paid by
     Heritage for any shares of Common Stock acquired pursuant to the Option with respect to which Heritage then has beneficial ownership;

                    (ii)  the excess, if any, of (x) the
     Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                    (iii)  the excess, if any, of the Applicable
     Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Heritage for each share of Common Stock with respect to which the Option has been exercised and with respect to which Heritage then has beneficial ownership, multiplied by the number of such shares.

               (b)  If Heritage exercises it rights under this
Section 3, BCB shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to Heritage in immediately available funds, and contemporaneously with such payment, Heritage shall surrender to BCB the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which Heritage then has beneficial ownership, and Heritage shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the FRB, the OCC, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Heritage shall have the ongoing option to revoke its request for repurchase pursuant to
Section 3, in whole or in part, or to require that BCB deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten
(10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of BCB's proposed repurchase pursuant to this Section 3, BCB shall promptly give notice of such fact to Heritage. If any Regulatory Authority prohibits the repurchase pursuant to this
Section 3, BCB shall promptly give notice of such fact to Heritage. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Heritage shall have the right
(i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Heritage shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Heritage shall notify BCB of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

               (c)  For purposes of this Agreement, the
"Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of BCB's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of BCB as determined by a nationally-recognized investment banking firm selected by Heritage, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Heritage and reasonably acceptable to BCB, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Heritage or an affiliate of Heritage, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) BCB shall have merged or consolidated with any person, other than Heritage or an affiliate of Heritage, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Heritage or an affiliate of Heritage, shall have merged into BCB and BCB shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of BCB or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or
(iv) BCB shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than Heritage or an affiliate of Heritage.

          4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Heritage will make payment to BCB of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by BCB, (b) BCB will deliver to Heritage a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Heritage or its designee, in such denominations as were specified by Heritage in its notice of exercise, and (c) Heritage will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

          A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option
Agreement, which legend will read substantially as follows:

               "The shares of stock evidenced by this
     certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless BCB Financial Services Corporation receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

          5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Heritage, BCB shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as Heritage shall specify in its request, and BCB shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Heritage shall in no event have the right to have more than one such registration statement become effective, and provided further that BCB shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to BCB delivers to BCB and to Heritage its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that BCB may delay any registration of Option Shares above for a period not exceeding 90 days in the event that BCB shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by BCB. Heritage shall provide all information reasonably requested by BCB for inclusion in any registration statement to be filed hereunder. In connection with such filing, BCB shall use its reasonable best efforts to cause to be delivered to Heritage such certificates, opinions, accountant's letters and other documents as Heritage shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. BCB shall provide to Heritage such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Heritage may reasonably request.

          All reasonable expenses incurred by BCB in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for BCB and blue sky fees and expenses, shall be paid by BCB. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Heritage and any other expenses incurred by Heritage in connection with such filing shall be borne by Heritage. In connection with such filing, BCB shall indemnify and hold harmless Heritage against any losses, claims, damages or liabilities, joint or several, to which Heritage may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and BCB will reimburse Heritage for any legal or other expense reasonably incurred by Heritage in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that BCB will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Heritage specifically for use in the preparation thereof. Heritage will indemnify and hold harmless BCB to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Heritage for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Heritage will reimburse BCB for any legal or other expense reasonably incurred by BCB in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

          6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

          7. Filings and Consents. Each of Heritage and BCB will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Heritage shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Heritage hereunder.

          8. Representations and Warranties of BCB. BCB hereby represents and warrants to Heritage as follows:

               (a) Due Authorization. BCB has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by BCB. This Stock Option Agreement constitutes a legal, valid and binding obligation of BCB, enforceable against BCB in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

               (b)  Authorized Shares.  BCB has taken all
necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

          9. Representations and Warranties of Heritage. Heritage hereby represents and warrants to BCB that Heritage has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Heritage. This Stock Option Agreement constitutes a legal, valid and binding obligation of Heritage, enforceable against Heritage in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

          11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          12. Assignment or Transfer. Heritage may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a subsidiary of Heritage. Heritage represents that it is acquiring the Option for Heritage's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Heritage is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by
Section 4(2) thereof and the representations and warranties made by Heritage in connection therewith.

          13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

          14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

          15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

               (i)  If to Heritage, to:


                    Heritage Bancorp, Inc.
                    120 South Centre Street
                    Pottsville, Pennsylvania  17901

                    Attention:  Allen E. Kiefer, President
                                and Chief Executive Officer

                    Telecopy No.:  (717) 622-2320

                    with a copy to:

                    Rhoads & Sinon LLP
                    One South Market Square, 12th Floor
                    Harrisburg, Pennsylvania 17108

                    Attention:  Charles J. Ferry, Esquire

                    Telecopy No.:  (717) 232-1459

               (ii) If to BCB, to:

                    BCB Financial Services Corporation
                    The Madison Building
                    400 Washington Street
                    Reading, Pennsylvania 19601

                    Attention:  Nelson R. Oswald, President
                                and Chief Executive Officer

                    Telecopy No.:  (610) 378-9193

                    with copies to:

                    Stevens & Lee
                    One Glenhardie Corporate Center
                    Suite 202
                    1275 Drummers Lane
                    P.O. Box 236
                    Wayne, PA 19087

                    Attention:  Jeffrey P. Waldron, Esquire

                    Telecopy No.:  (610) 687-1384

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

          17.  Captions.  The captions in this Stock Option
Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

          18. Waivers and Extensions. The parties hereto may, by mutual written consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive in writing (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or
(ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

          19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

          20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

          22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

          IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer as of the day and year first above written.


                              HERITAGE BANCORP, INC.

                              By/s/ Allen E. Kiefer
                                   Allen E. Kiefer,
                                   President and Chief Executive
                                   Officer

                              BCB FINANCIAL SERVICES CORPORATION

                              By/s/ Nelson R. Oswald
                                   Nelson R. Oswald,
                                   Chairman, President and Chief
                                   Executive Officer

                                                       EXHIBIT 4


                             FORM OF

                  ARTICLES OF CONSOLIDATION OF

               BCB FINANCIAL SERVICES CORPORATION

                               AND

                     HERITAGE BANCORP, INC.


          ARTICLES OF CONSOLIDATION (the "Articles of
Consolidation") dated __________, 1997 between BCB FINANCIAL SERVICES CORPORATION, a Pennsylvania corporation ("BCB") with a principal place of business in Reading, Pennsylvania, and HERITAGE BANCORP, INC., a Pennsylvania corporation ("Heritage") with a principal place of business in Pottsville, Pennsylvania.

          WHEREAS, BCB is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania that is registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "Act"), the authorized capital stock of which consists of 20,000,000 shares of common stock, par value $2.50 per share (the "BCB Common Stock"), of which at November 18, 1997, 3,469,930 shares were issued and outstanding; and

          WHEREAS, Heritage is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania that is registered as a bank holding company pursuant to the Act, the authorized capital stock of which consists of 10,000,000 shares of common stock, par value $5.00 per share (the "Heritage Common Stock"), of which at November 18, 1997, 4,758,999 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $25.00 per share, none of which are issued and outstanding; and

          WHEREAS, the respective Boards of Directors of BCB and Heritage deem the formation of a new Pennsylvania corporation by BCB and Heritage (the "Holding Company") which will then issue
1.05 share and 1.3335 shares of common stock of the Holding Company to Heritage and BCB shareholders, respectively, for each share of each of Heritage and BCB common stock outstanding as of the closing date, pursuant to the terms and conditions herein set forth or referred to, is desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors and shareholders of BCB and Heritage have adopted resolutions approving the Plan of Consolidation and an Agreement and Plan of Consolidation of even date herewith (the "Agreement and Plan") pursuant to the following vote results:

          (i) the BCB Board of Directors approved the Agreement and the Plan by a vote of ______ votes for the Agreement and the Plan and ______ votes against the Agreement and the Plan;

         (ii) the BCB shareholders approved the Agreement and the Plan by a vote of ______ votes for the Agreement and the Plan and ______ votes against the Agreement and the Plan;

        (iii) the Heritage Board of Directors approved the Agreement and the Plan by a vote of _____ votes for the Agreement and the Plan and ______ votes against the Agreement and the Plan; and

         (iv) the Heritage shareholders approved the Agreement and the Plan by a vote of ______ votes for the Agreement and the Plan and ______ votes against the Agreement and the Plan.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and in accordance with applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL"), the parties hereto do hereby agree as follows:

                            ARTICLE I
                          CONSOLIDATION

          Subject to the terms and conditions of the Agreement and Plan on the Effective Date, the shareholders of BCB and Heritage shall consolidate into the Holding Company in accordance with the BCL. As a result of the foregoing, the separate corporate existence of BCB and Heritage shall cease and such transaction shall hereinafter be referred to as the "Consolidation." The capital stock of the Holding Company shall consist of 50,000,000 shares of common stock, par value $1.00 per share (the "Holding Company Common Stock") and 5,000,000 shares of preferred stock, having such par value as the board of directors of the Holding Company shall fix from time to time, issuable in series.

                           ARTICLE II
              ARTICLE OF INCORPORATION AND BY-LAWS

          The Articles of Incorporation of the Holding Company shall be as set forth in Exhibit A hereto and the By-Laws of the Holding Company shall be as set forth in Exhibit B hereto, in each case until altered, amended or repealed.

                           ARTICLE III
                 BOARD OF DIRECTORS AND OFFICERS

          From and after the Effective Date, the directors and officers of the Holding Company, who shall hold office until their successors are elected and qualified according to the By-Laws of the Holding Company, shall be those persons listed on Exhibit C hereto.

                           ARTICLE IV
                CONVERSION AND EXCHANGE OF SHARES

          1. The shares of the parties hereto outstanding immediately prior to the Effective Date, shall, by virtue of the Consolidation and without any action by the holders thereof, be converted as follows:

               (a)  Each share of BCB Common Stock shall be
converted into 1.3335 shares of Holding Company Common Stock.

               (b) Each share of Heritage Common Stock shall be converted into 1.05 share of Holding Company Common Stock.

               (c)  No fractional shares of Holding Company
Common Stock and no scrip or certificates therefor will be issued in connection with the Consolidation. Any former holder of BCB or Heritage Common Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, a check for cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date.

          2. All shares of BCB Common Stock held in the treasury of BCB or any BCB Subsidiary or owned by Heritage or any Heritage Subsidiary and all shares of Heritage Common Stock held in the treasury of Heritage or any Heritage Subsidiary or owned by BCB or any BCB Subsidiary shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

          3. On and after the Effective Date, each holder of a certificate or certificates theretofore representing outstanding shares of BCB Common Stock or outstanding shares of Heritage Common Stock may surrender same to the Holding Company or the Exchange Agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of shares of Holding Company Common Stock and a check for cash representing the value of fractional shares to which the holder is entitled as provided above. Until surrendered, each certificate theretofore representing outstanding shares of BCB Common Stock or outstanding shares of Heritage Common Stock, from and after the Effective Date, will evidence solely the right to receive certificates for shares of Holding Company Common stock and a check for cash in lieu of any fractional shares as described above.

                            ARTICLE V
               EFFECTIVE DATE OF THE CONSOLIDATION

          The Consolidation shall be effective at the close of business on the date these Articles of Consolidation are filed in accordance with the BCL (the date of such filing being herein referred to as the "Effective Date").

                           ARTICLE VI
                   EFFECT OF THE CONSOLIDATION

          On the Effective Date, the separate existence of BCB and Heritage shall cease and all of the property, real, personal, and mixed, and franchises of each of BCB and Heritage, and all debts due on whatever account to each of them, including subscriptions to shares and other choses in action, shall be taken and deemed to be transferred to and vested in the Holding Company, without further act or deed. The Holding Company shall thenceforth be responsible for all the liabilities and obligations of each of BCB and Heritage provided in the BCL.

                           ARTICLE VII
                      CONDITIONS PRECEDENT

          The obligations of BCB and Heritage to effect the Consolidation shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement and Plan.

                          ARTICLE VIII
                           TERMINATION

          Anything contained in these Articles of Consolidation to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of BCB or Heritage, the Agreement and Plan may be terminated and the Consolidation abandoned as provided in Section 6 of the Agreement and Plan.

                           ARTICLE IX
                          MISCELLANEOUS

          1. Each party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants or performance of any of the obligations of the other party contained in this Plan of Consolidation.

          2. Any notice or other communication required or permitted under this Plan of Consolidation shall be given, and shall be effective, in accordance with the provisions of
Section 7 of the Agreement.

          3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Plan of Consolidation.

          4. For the convenience of the parties hereto and to facilitate the filing and recording of this Plan of Consolidation, it may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

          5. This Plan of Consolidation shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          6. The full text of the Agreement and Plan is on file at the offices of the Holding Company located at 400 Washington Street, Reading, Pennsylvania 19603, and is available for review by BCB shareholders or Heritage shareholders during reasonable business hours.

          IN WITNESS WHEREOF, BCB and Heritage have caused this
Plan of Consolidation to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

ATTEST                        BCB FINANCIAL SERVICES CORPORATION

_________________________     ___________________________________
     Secretary                NELSON R. OSWALD,
                              Chairman, President and Chief
                              Executive Officer
(SEAL)


ATTEST                        HERITAGE BANCORP, INC.

_________________________     ___________________________________
     Secretary                ALLEN E. KIEFER,
                              President and Chief Executive
                              Officer
(SEAL)

                            EXHIBIT A


                    ARTICLES OF INCORPORATION
                               OF
                     ______________________


     FIRST.  The name of the Corporation is ____________________.

     SECOND. The location and post office address of the Corporation's registered office in this Commonwealth is 400
Washington Street, Reading, Pennsylvania 19603.

     THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L. 1444, as amended (the "Pennsylvania Business Corporation Law").

     FOURTH. The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, divided into two classes consisting of 50,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") and 5,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below (the "Preferred Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

     EIGHTH. For a period of three (3) years after the formation of the Corporation, the Board of Directors shall consist of at least thirteen (13) directors, (i) seven (7) of whom shall have been directors of BCB Financial Services Corporation or chosen by directors of the Holding Company who were directors of BCB Financial Services Corporation, and (ii) six (6) of whom shall have been directors of Heritage Bancorp, Inc. or chosen by directors of the Holding Company who were directors of Heritage Bancorp, Inc. Thereafter, the management, control and government of the Corporation shall be vested in a board of directors consisting of not less than five (5) nor more than twenty-five
(25) members in number, as fixed by the board of directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the board of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 1998; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 1999; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000. After the initial term of each Class, the term of office of each Class shall be three
(3) years, so that the term of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. Unless waived by the board of directors of the Corporation, in order to qualify for election as a director of the Corporation, a person must have been a shareholder of record of the Corporation for a period of time equal to the lesser of
(i) three (3) years, or (ii) the time elapsed since the consolidation of BCB Financial Services Corporation and Heritage Bancorp, Inc. into the Corporation (the "Consolidation"). Shareholders of another corporation that merges with the Corporation, is acquired by, or acquires the Corporation, or enters into any similar transaction with the Corporation shall qualify for election as a director of the Corporation if such shareholder was a shareholder of record of the other corporation for a period of time equal to the lesser of (i) three (3) years, or (ii) the time elapsed since the Consolidation. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

     NINTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

     TENTH. Except as set forth below, the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article TENTH, on the basis of information known to the board, if any transaction is similar to, or has an effect similar to, any of the transactions identified above in this Article TENTH. Any such determination shall be conclusive and binding for all purposes of this Article TENTH. The Corporation may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast. The provisions of this Article TENTH shall not apply to any transaction which is approved in advance by 75 percent (75%) of the members of the board of directors of the Corporation, at a meeting duly called and held.

     ELEVENTH. Subsection 1. No Person or Group Acting in Concert shall Acquire Voting Control of the Corporation, at any time, except in accordance with the provisions of Article TENTH. The terms "Acquire," "Voting Control," "Group Acting in Concert," and "Person" as used in this Article ELEVENTH are defined in subsection 4 hereof.

          Subsection 2. If Voting Control of the Corporation is acquired, in violation of this Article ELEVENTH, all shares with respect to which any Person or Group Acting in Concert has acquired Voting Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 4 hereof to confer Voting Control of the Corporation (as determined without regard to this Subsection 2) shall be considered from and after the date of acquisition by such Person or Group Acting in Concert to be "excess shares" for purposes of this Article ELEVENTH. All shares deemed to be excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action. If, after giving effect to the first two sentences of this Subsection 2, any Person or Group Acting in Concert still shall be deemed to be in Voting Control of the Corporation based on the number of votes then entitled to be cast (rather than the number of issued and outstanding shares of common stock of the Corporation), then shares held in excess of the number of shares deemed to confer Voting Control upon such Person or Group Acting in Concert also shall not be entitled to vote on any matter or take any other shareholder action, but this subsequent reduction in voting rights shall be effected only once. The provisions of this Subsection 2 deeming shares to be excess shares shall only apply for so long as such shares shall be beneficially owned by such Person or Group Acting in Concert who has acquired Voting Control. Notwithstanding the foregoing, shares held in excess of the number of shares the beneficial ownership of which would otherwise be deemed under Subsection 4 to confer Voting Control of the Corporation shall not be deemed to be excess shares if such shares are held by a Tax-Qualified Employee Stock Benefit Plan.

          Subsection 3. The provisions of this Article ELEVENTH shall be of no further force and effect after the consummation of a transaction in which another Person Acquires shares of capital stock of the Corporation entitled to cast 80% or more of the votes which all shareholders are entitled to cast (as determined without regard to the application of this Article ELEVENTH) and such transaction was approved in advance by the board of directors of the Corporation.

          Subsection 4.  For purposes of this Article ELEVENTH:

               A. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

               B. "Voting Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, more than ten percent (10%) of the issued and outstanding common stock of the Corporation; provided that (i) the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute Voting Control, (ii) a Tax-Qualified Employee Stock Benefit Plan which holds more than 10 percent of the voting shares of the Corporation shall not be deemed to have Voting Control of the Corporation, (iii) any trustee, member of any administrative committee or employee beneficiary of a Tax-Qualified Employee Stock Benefit Plan shall not be deemed to have Voting Control of the Corporation either
     (A) as a result of their control of a Tax-Qualified Employee Stock Benefit Plan, and/or their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan, or (B) as a result of the aggregation of both their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan and voting shares held by such trustee, administrative committee member or employee beneficiary independent of a Tax-Qualified Employee Stock Benefit Plan, and (iv) any trustee which is a direct or indirect subsidiary of the Corporation shall not be deemed to have Voting Control of the Corporation as a result of having the right to vote more than ten percent (10%) of the issued and outstanding common stock of the Corporation.

               C. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the voting shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, provided, that a "Group Acting in Concert" shall not include (i) the members of the board of directors of the Corporation solely as a result of their board membership, (ii) the members of the board of directors of the Corporation as a result of their solicitation, holding and voting of proxies obtained by them pursuant to a solicitation subject to rules and regulations promulgated under the Exchange Act or any successor statute or (iii) any member or all the members of the board of directors of the Corporation, and any Tax-Qualified Employee Stock Benefit Plan and the trustees, administrative committee members and employee beneficiaries thereof.

               D. The term "Person" includes an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

               E.   The term "Tax-Qualified Employee Stock
     Benefit Plan" means any defined benefit plan or defined contribution plan of the Corporation or any subsidiary, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under
     Section 401 of the Internal Revenue Code of 1986, as amended.

          Subsection 5. This Article ELEVENTH shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities by the Corporation or by a holder of shares of capital stock of the Corporation with written consent of the board of directors of the Corporation; provided, however, that purchasers of securities of the Corporation from any underwriter shall be subject to the provisions of this Article ELEVENTH.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the Board, if and when such other Person has acquired Voting Control of the Corporation, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

     TWELFTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     THIRTEENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3 percent (66-2/3%) of the votes which all shareholders are entitled to cast, except that provisions of the By-Laws of the Corporation relating to limitations on directors' liabilities and indemnification of directors, officers and others may not be amended to increase the exposure to liability for directors or to decrease the indemnification of directors, officers and others except by the affirmative vote of 66-2/3 percent (66-2/3%) of the entire board of directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 75 percent (75%) of the votes which all shareholders are entitled to cast.

     FOURTEENTH. The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation,
(b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the employees, suppliers, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the board of directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

     FIFTEENTH. If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within thirty (30) days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article FIFTEENTH shall not apply if 80 percent (80%) or more of the members of the board of directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this Article FIFTEENTH shall be in addition to and not in lieu of any rights granted under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Subchapter E"); provided, however, that if the provisions of this Article FIFTEENTH and Subchapter E are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this Article FIFTEENTH or the price per share determined in accordance with the provisions of Subchapter E.

     SIXTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH and TENTH through FOURTEENTH, inclusive, of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote or
(b) the affirmative vote of 75 percent (75%) of the members of the board of directors of the Corporation and the affirmative vote of a majority of the votes cast by all shareholders of the Corporation then entitled to vote.

                            EXHIBIT B


                             BYLAWS

                               OF




ARTICLE I.  MEETINGS OF SHAREHOLDERS.

     Section 101.  Place of Meetings.  All meetings of the
shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

     Section 102.   Annual Meetings.

          (a) Time and Date. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

          (b) Agenda for Annual Meeting. Matters to be placed on the agenda for consideration at annual meetings of shareholders may be determined by the Board of Directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation not less than sixty
(60) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the Board of Directors shall be given at any time by the Chairman of the Board or any other appropriate officer. Each notice made by shareholders shall set forth a brief description of the business desired to be brought before the annual meeting. The chairman of the meeting may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the matter shall be disregarded.

     Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors in the manner provided herein. Shareholders shall not have the right to call special meetings of shareholders, except as specifically provided by law.

     Section 104. Conduct of Shareholders' Meetings. At every meeting of the shareholders, the Chairman of the Board or, in the Chairman's absence, the President or, in the President's absence, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the Board of Directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in the Secretary's absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

     Section 105. Determination of Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 106. Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

     Section 107. Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

     In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of convening the meeting or at the meeting by the presiding officer thereof.

     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     Section 108. No Consent of Shareholders in Lieu of Meeting. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

ARTICLE II.  DIRECTORS AND BOARD MEETINGS.

     Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members, as fixed by the Board of Directors from time to time. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall appoint one of its members to be the Chairman and Chief Executive Officer ("Chairman and CEO") to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors, the Executive Committee and shall preside at all meetings of the Board of Directors and Shareholders. The Board of Directors shall also appoint a Vice Chairman and/or President of the Corporation. The Vice Chairman or President shall preside at any meeting of the Board in the absence of the Chairman and CEO.

     Section 202. Nominations for Directors. Nominations by shareholders for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the ninetieth (90th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and, upon instruction, the judges of election may disregard all votes cast for any such proposed nominee.

     Section 203.  Qualifications of Directors.

          (a) Share Ownership. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

          (b) Other Qualifications. Until January 1, 2003, it shall be a qualification for election and continued service as a Director of the Corporation for each Director of the Corporation to observe the following agreements and covenants:

               (i) Except for the Chairman and Chief Executive Officer, Directors of the Corporation shall not, either in their capacities as Directors, shareholders, or otherwise, directly or indirectly, encourage, solicit, initiate, or respond to any indications of interest, proposals or offers for any acquisition of, or change of control involving, the Corporation, whether by merger, sale of assets, or otherwise, or assist, aid or abet any person or persons with respect to such conduct. In the event that any director is approached as described herein, any such contact shall be immediately referred in writing to the Chairman of the Board of Directors.

               (ii)  Directors of the Corporation shall not,
     either in their capacities as Directors, shareholders or otherwise, provide any third person with non-public information concerning the Corporation; and

               (iii) Directors of the Corporation shall not (in any capacity) publicly comment on the Corporation's strategic alternatives (including sale or possible sale of the Corporation) or on differences of view among members of the Board relating to the Corporation's strategic alternatives or on specific merger proposals or opportunities;

absent in any case either a direction from the entire Board of Directors by the affirmative vote of 75% of the total number of directors then in office (rounding up to the nearest whole number) or a written opinion of counsel to the Corporation that such Director's fiduciary duty requires any such conduct.

     It is adopted as the corporate policy of this Corporation that the failure by a Director to observe and comply with the foregoing covenants and agreements shall subject the Director to removal by a vote of a majority of the Board of Directors then in office or otherwise in accordance with law, unless such Director has received a written opinion of the Corporation's counsel that such Director's fiduciary duty requires such conduct.

     Section 204.  Classification of Directors.  The Board of
Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as possible, as provided in the Corporation's Articles of Incorporation.

     Section 205. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable fees or other compensation, payable in cash, stock or other property, for acting as a Director and reasonable fees to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as members of the Board of Directors.

     Section 206. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board of Directors shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganizational purposes at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the President to each member of the Board of Directors at least twenty-four (24) hours before the time of the meeting.

     A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is present.

     Except as otherwise provided in Section 209 or as otherwise provided herein, a majority of Directors present and voting at any meeting of the Board of Directors at which a quorum is present, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     Section 207. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or at the request of a majority of Directors then in office. A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat, shall be given by the Chairman to each member of the Board at least twenty-four (24) hours before the time of such meeting.

     Section 208. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

     Section 209. Special Director Voting Requirements. Notwithstanding anything contained herein to the contrary, until January 1, 2003, approval of any of the following actions shall require a vote of 75% of the total number of directors of the Corporation then in office (rounding up to the nearest whole number):

               (i) adopting a motion or resolution to study sale of the Corporation as a strategic alternative, or engaging a financial advisor with respect thereto;

               (ii) adopting a motion or resolution approving a fundamental transaction (a "Fundamental Transaction") involving the Corporation within the meaning of Chapter 19 of Title 15 of the Pennsylvania Business Corporation Law of 1988, as amended, if upon completion of the Fundamental Transaction the Corporation would not be the surviving or controlling entity, or any successor provisions (whether by merger, consolidation, share exchange or otherwise), or calling a special meeting of shareholders of the Corporation to consider any such proposal or placing any such proposal on the agenda for an annual meeting of shareholders of the Corporation;

               (iii)  recommending that shareholders of the
     Corporation (A) accept a transaction or tender their shares of the Corporation's voting securities in connection with a tender or exchange offer for the Corporation's voting securities or (B) cast votes with respect to their voting securities in a proxy solicitation conducted by a party other than the Corporation's Board of Directors contrary to the recommendation of the Board of Directors;

               (iv)  soliciting indications of interest or
     responding to proposals relating to a Fundamental
     Transaction in which the Corporation, upon completion of such Fundamental Transaction, would not be the surviving or controlling entity; or

               (v) amending or repealing Sections 203 or 209 of these Bylaws.

ARTICLE III.  COMMITTEES.

     Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive and Audit
Committees.

     Section 302. Executive Committee. The Executive Committee shall consist of five (5) Directors, including the Chairman and CEO who shall serve as Chairman of the Committee and who shall designate the remaining four members. For a period of three years after the formation of the Corporation, the designees of the Chairman shall consist of two former directors of BCB Financial Services Corporation and two former directors of Heritage Bancorp,Inc. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. Meetings of the Committee may be called at any time by the Chairman of the Committee or his designee. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board of Directors.

     Section 303. Audit Committee. The Audit Committee shall consist of at least five (5) Directors, none of whom shall be officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman of the Board or the Chairman of the Committee or his designee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Committee shall, among other things, supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to perform such audit.

     Section 304. Appointment of Committee Members. The Chairman of the Board of Directors shall appoint the members of the Committees and the Chairman of each such Committee to serve until the next annual meeting of shareholders. The Chairman of the Board shall appoint the members of any other Committees established by the Board of Directors, and the Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

     Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 208 of these Bylaws.

ARTICLE IV.  OFFICERS.

     Section 401. Chairman and CEO. The Board of Directors shall appoint one of its members to be the Chairman and CEO to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors, the Executive Committee and shareholders. The Chairman and CEO shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon,or assigned to him by the Board of Directors.

     Section 402. President. The Board of Directors shall appoint a President of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman, the President shall preside at any meeting of the Board. In the absence of the Chairman and CEO, the President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

     Section 403. Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (collectively referred to herein as the "Vice Presidents"). The Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors. The Executive Vice Presidents shall, in the absence of the Vice Chairman and President, perform all the duties of the Vice Chairman and President.

     Section 404. Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

     Section 405. Chief Financial Officer ("CFO"). The CFO shall act under the supervision of the Chairman and CEO or such other officer as the Chairman and CEO may designate. The CFO shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chairman and CEO or such other Supervising Officer as the Chairman and CEO may designate.

     Section 406. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

     Section 407. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the Chairman of the Board, the President and the Executive Vice Presidents, shall be fixed by the Chairman of the Board in accordance with the general salary administration programs and guidelines established by the Board.

     Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.  SHARES OF CAPITAL STOCK.

     Section 501. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the Chairman of the Board, the President or by an Executive Vice President or one of the Vice Presidents. Certificates may be signed by facsimile signature.

     Section 502. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Chairman of the Board, the President or the Executive Vice President; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Vice Chairman and President or the Executive Vice President.

ARTICLE VI.  GENERAL.

     Section 601.  Fiscal Year.  The fiscal year of the
Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

     Section 602. Absentee Participation in Meetings. Participation in meetings of the Board of Directors, or of Committees of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other shall be permitted.

     Section 603.  Emergency Bylaws.  In the event of any
emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 604. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII.  LIABILITY OF DIRECTORS: INDEMNIFICATION.

     Section 701. Elimination of Liability. To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office under the Pennsylvania Business Corporation Law of 1988, as amended, or any successor statute, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 701 shall not apply with respect to the responsibility or liability of a Director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 702. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 703. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

     Section 704. Non-Exclusive. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrator of such person.

     Section 705. Insurance, Etc. The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article IX or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

     Section 706. Amendment. Notwithstanding anything herein contained or contained in the Articles of Incorporation to the contrary, this Article VII may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 75% of all votes which shareholders of the corporation are then entitled to cast, except that, if the laws of the Commonwealth of Pennsylvania are amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available, this Article VII and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly otherwise requires. Any repeal or modification of this
Article VII by the directors or shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right to indemnification for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.

     Section 707. Severability. If, for any reason, any provision of this Article VII shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article VII shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article VII shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.

     Section 801.  Amendment or Repeal by the Board of Directors.
These Bylaws may be amended or repealed, in whole or in part, in the manner set forth in the Articles of Incorporation.

                            EXHIBIT C


                            DIRECTORS


                        [TO BE SUPPLIED]     BCB       Heritage


CLASS I                                      2              2





CLASS II                                     3              2




CLASS III                                    2(1)           2(2)




                            OFFICERS


Nelson R. Oswald              -    Chairman and Chief Executive
                                   Officer

Allen E. Kiefer               -    President and Chief Operating
                                   Officer

Robert D. McHugh, Jr.         -    Executive Vice President and
                                   Chief Financial Officer

Richard A. Ketner             -    Executive Vice President and
                                   Chief Administrative Officer
_________________

(1)  Includes Holding Company Chairman
(2)  Includes Holding Company Vice Chairman and President

                                                       Exhibit 5
                             BYLAWS

                               OF




ARTICLE I.  MEETINGS OF SHAREHOLDERS.

     Section 101.  Place of Meetings.  All meetings of the
shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

     Section 102.   Annual Meetings.

          (a) Time and Date. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

          (b) Agenda for Annual Meeting. Matters to be placed on the agenda for consideration at annual meetings of shareholders may be determined by the Board of Directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation not less than sixty
(60) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the Board of Directors shall be given at any time by the Chairman of the Board or any other appropriate officer. Each notice made by shareholders shall set forth a brief description of the business desired to be brought before the annual meeting. The chairman of the meeting may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the matter shall be disregarded.

     Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors in the manner provided herein. Shareholders shall not have the right to call special meetings of shareholders, except as specifically provided by law.

     Section 104. Conduct of Shareholders' Meetings. At every meeting of the shareholders, the Chairman of the Board or, in the Chairman's absence, the President or, in the President's absence, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the Board of Directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in the Secretary's absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

     Section 105. Determination of Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 106. Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

     Section 107. Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

     In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of convening the meeting or at the meeting by the presiding officer thereof.

     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     Section 108. No Consent of Shareholders in Lieu of Meeting. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

ARTICLE II.  DIRECTORS AND BOARD MEETINGS.

     Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members, as fixed by the Board of Directors from time to time. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall appoint one of its members to be the Chairman and Chief Executive Officer ("Chairman and CEO") to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors, the Executive Committee and shall preside at all meetings of the Board of Directors and Shareholders. The Board of Directors shall also appoint a Vice Chairman and/or President of the Corporation. The Vice Chairman or President shall preside at any meeting of the Board in the absence of the Chairman and CEO.

     Section 202. Nominations for Directors. Nominations by shareholders for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the ninetieth (90th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and, upon instruction, the judges of election may disregard all votes cast for any such proposed nominee.

     Section 203.  Qualifications of Directors.

          (a) Share Ownership. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

          (b) Other Qualifications. Until January 1, 2003, it shall be a qualification for election and continued service as a Director of the Corporation for each Director of the Corporation to observe the following agreements and covenants:

               (i) Except for the Chairman and Chief Executive Officer, Directors of the Corporation shall not, either in their capacities as Directors, shareholders, or otherwise, directly or indirectly, encourage, solicit, initiate, or respond to any indications of interest, proposals or offers for any acquisition of, or change of control involving, the Corporation, whether by merger, sale of assets, or otherwise, or assist, aid or abet any person or persons with respect to such conduct. In the event that any director is approached as described herein, any such contact shall be immediately referred in writing to the Chairman of the Board of Directors.

               (ii)  Directors of the Corporation shall not,
     either in their capacities as Directors, shareholders or otherwise, provide any third person with non-public information concerning the Corporation; and

               (iii) Directors of the Corporation shall not (in any capacity) publicly comment on the Corporation's strategic alternatives (including sale or possible sale of the Corporation) or on differences of view among members of the Board relating to the Corporation's strategic alternatives or on specific merger proposals or opportunities;

absent in any case either a direction from the entire Board of Directors by the affirmative vote of 75% of the total number of directors then in office (rounding up to the nearest whole number) or a written opinion of counsel to the Corporation that such Director's fiduciary duty requires any such conduct.

     It is adopted as the corporate policy of this Corporation that the failure by a Director to observe and comply with the foregoing covenants and agreements shall subject the Director to removal by a vote of a majority of the Board of Directors then in office or otherwise in accordance with law, unless such Director has received a written opinion of the Corporation's counsel that such Director's fiduciary duty requires such conduct.

     Section 204.  Classification of Directors.  The Board of
Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as possible, as provided in the Corporation's Articles of Incorporation.

     Section 205. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable fees or other compensation, payable in cash, stock or other property, for acting as a Director and reasonable fees to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as members of the Board of Directors.

     Section 206. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board of Directors shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganizational purposes at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the President to each member of the Board of Directors at least twenty-four (24) hours before the time of the meeting.

     A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is present.

     Except as otherwise provided in Section 209 or as otherwise provided herein, a majority of Directors present and voting at any meeting of the Board of Directors at which a quorum is present, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     Section 207. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or at the request of a majority of Directors then in office. A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat, shall be given by the Chairman to each member of the Board at least twenty-four (24) hours before the time of such meeting.

     Section 208. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

     Section 209. Special Director Voting Requirements. Notwithstanding anything contained herein to the contrary, until January 1, 2003, approval of any of the following actions shall require a vote of 75% of the total number of directors of the Corporation then in office (rounding up to the nearest whole number):

               (i) adopting a motion or resolution to study sale of the Corporation as a strategic alternative, or engaging a financial advisor with respect thereto;

               (ii) adopting a motion or resolution approving a fundamental transaction (a "Fundamental Transaction") involving the Corporation within the meaning of Chapter 19 of Title 15 of the Pennsylvania Business Corporation Law of 1988, as amended, if upon completion of the Fundamental Transaction the Corporation would not be the surviving or controlling entity, or any successor provisions (whether by merger, consolidation, share exchange or otherwise), or calling a special meeting of shareholders of the Corporation to consider any such proposal or placing any such proposal on the agenda for an annual meeting of shareholders of the Corporation;

               (iii)  recommending that shareholders of the
     Corporation (A) accept a transaction or tender their shares of the Corporation's voting securities in connection with a tender or exchange offer for the Corporation's voting securities or (B) cast votes with respect to their voting securities in a proxy solicitation conducted by a party other than the Corporation's Board of Directors contrary to the recommendation of the Board of Directors;

               (iv)  soliciting indications of interest or
     responding to proposals relating to a Fundamental
     Transaction in which the Corporation, upon completion of such Fundamental Transaction, would not be the surviving or controlling entity; or

               (v) amending or repealing Sections 203 or 209 of these Bylaws.

ARTICLE III.  COMMITTEES.

     Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive and Audit
Committees.

     Section 302. Executive Committee. The Executive Committee shall consist of five (5) Directors, including the Chairman and CEO who shall serve as Chairman of the Committee and who shall designate the remaining four members. For a period of three years after the formation of the Corporation, the designees of the Chairman shall consist of two former directors of BCB Financial Services Corporation and two former directors of Heritage Bancorp,Inc. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. Meetings of the Committee may be called at any time by the Chairman of the Committee or his designee. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board of Directors.

     Section 303. Audit Committee. The Audit Committee shall consist of at least five (5) Directors, none of whom shall be officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman of the Board or the Chairman of the Committee or his designee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Committee shall, among other things, supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to perform such audit.

     Section 304. Appointment of Committee Members. The Chairman of the Board of Directors shall appoint the members of the Committees and the Chairman of each such Committee to serve until the next annual meeting of shareholders. The Chairman of the Board shall appoint the members of any other Committees established by the Board of Directors, and the Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

     Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 208 of these Bylaws.

ARTICLE IV.  OFFICERS.

     Section 401. Chairman and CEO. The Board of Directors shall appoint one of its members to be the Chairman and CEO to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors, the Executive Committee and shareholders. The Chairman and CEO shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon,or assigned to him by the Board of Directors.

     Section 402. President. The Board of Directors shall appoint a President of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman, the President shall preside at any meeting of the Board. In the absence of the Chairman and CEO, the President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

     Section 403. Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (collectively referred to herein as the "Vice Presidents"). The Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors. The Executive Vice Presidents shall, in the absence of the Vice Chairman and President, perform all the duties of the Vice Chairman and President.

     Section 404. Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

     Section 405. Chief Financial Officer ("CFO"). The CFO shall act under the supervision of the Chairman and CEO or such other officer as the Chairman and CEO may designate. The CFO shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chairman and CEO or such other Supervising Officer as the Chairman and CEO may designate.

     Section 406. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

     Section 407. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the Chairman of the Board, the President and the Executive Vice Presidents, shall be fixed by the Chairman of the Board in accordance with the general salary administration programs and guidelines established by the Board.

     Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.  SHARES OF CAPITAL STOCK.

     Section 501. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the Chairman of the Board, the President or by an Executive Vice President or one of the Vice Presidents. Certificates may be signed by facsimile signature.

     Section 502. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Chairman of the Board, the President or the Executive Vice President; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Vice Chairman and President or the Executive Vice President.

ARTICLE 6.  GENERAL.

     Section 601.  Fiscal Year.  The fiscal year of the
Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

     Section 602. Absentee Participation in Meetings. Participation in meetings of the Board of Directors, or of Committees of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other shall be permitted.

     Section 603.  Emergency Bylaws.  In the event of any
emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 604. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII.  LIABILITY OF DIRECTORS: INDEMNIFICATION.

     Section 701. Elimination of Liability. To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office under the Pennsylvania Business Corporation Law of 1988, as amended, or any successor statute, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 701 shall not apply with respect to the responsibility or liability of a Director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 702. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 703. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

     Section 704. Non-Exclusive. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrator of such person.

     Section 705. Insurance, Etc. The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article IX or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

     Section 706. Amendment. Notwithstanding anything herein contained or contained in the Articles of Incorporation to the contrary, this Article VII may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 75% of all votes which shareholders of the corporation are then entitled to cast, except that, if the laws of the Commonwealth of Pennsylvania are amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available, this Article VII and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly otherwise requires. Any repeal or modification of this
Article VII by the directors or shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right to indemnification for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.

     Section 707. Severability. If, for any reason, any provision of this Article VII shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article VII shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article VII shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.

     Section 801.  Amendment or Repeal by the Board of Directors.
These Bylaws may be amended or repealed, in whole or in part, in the manner set forth in the Articles of Incorporation.

                                                       EXHIBIT 6

                FORM OF OPINION OF COUNSEL TO BCB


          Heritage shall have received from counsel to BCB, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

          (a) BCB has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of BCB, and the Agreement constitutes a valid and legally binding obligation of BCB, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by BCB with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of BCB or the charter or bylaws of Berks County Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which BCB or Berks County Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of BCB or Berks County Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to BCB or Berks County Bank.

          (b)  Berks County Bank is a validly existing
Pennsylvania-chartered commercial bank organized under the laws of the Commonwealth of Pennsylvania and the United States of America. The deposits of Berks County Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

          (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which BCB or Berks County Bank is a party which would, if determined adversely to BCB or Berks County Bank, have a material adverse effect on the financial condition or results of operation of BCB and Berks County Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

          (d) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge, of any third party, is required for the consummation by BCB of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon BCB or the Holding Company upon consummation of the Consolidation.

          (e) Upon the filing and effectiveness of the Articles of Consolidation with the PDS, the Consolidation will have been effected in compliance with all applicable Pennsylvania laws and regulations in all material respects.

          (f) The shares of Holding Company Common Stock to be issued in connection with the Consolidation have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

          Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.

                                                       EXHIBIT 7


             FORM OF OPINION OF COUNSEL TO HERITAGE


          BCB shall have received from counsel to Heritage, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

          (a) Heritage has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Heritage and the Agreement constitutes a valid and legally binding obligation of Heritage except as may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement nor compliance by Heritage with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of Heritage or the charter or bylaws of Heritage National Bank, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Heritage or Heritage National Bank is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of Heritage or Heritage National Bank, except such material lien, instrument or obligation that has been disclosed to BCB pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to Heritage or Heritage National Bank.

          (b) Heritage National Bank is a validly existing national bank organized under the laws of the United States of America. The deposits of Heritage National Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

          (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Heritage or Heritage National Bank is a party which would, if determined adversely to Heritage or Heritage National Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of Heritage or Heritage National Bank taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

          (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge, of any third party of any third party, is required for the consummation by Heritage of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Heritage or the Holding Company upon consummation of the Consolidation.

          Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.

                                                       EXHIBIT 8

              FORM OF TAX OPINION OF STEVENS & LEE

     BCB and Heritage shall have received an opinion of Stevens &
Lee substantially to the effect that, under the provisions of the
IRC:

          1. The Consolidation will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

          2. BCB, Heritage and Holding Company will each be "a party to a reorganization" within the meaning of IRC Section
368(b).

          3. Neither BCB, nor Heritage, nor Holding Company will recognize any gain or loss upon the respective transfers of BCB's and Heritage's assets to Holding Company in exchange solely for Holding Company Common Stock (including any fractional share interests) and the assumption by Holding Company of the respective liabilities of BCB and Heritage.

          4. The basis of the respective BCB and Heritage assets in the hands of Holding Company will be the same as the basis of such assets in the hands of BCB and Heritage immediately prior to the Consolidation.

          5. The holding period of the respective assets of BCB and Heritage to be received by Holding Company will include the period during which the assets were held by BCB and Heritage.

          6. No gain or loss will be recognized by the shareholders of BCB or Heritage on the receipt of Holding Company
Common Stock (including any fractional share interests) solely in exchange for their shares of BCB or Heritage Common Stock, as the case may be.

          7. The basis of the Holding Company Common Stock (including any fractional share interests) to be received by the BCB and Heritage shareholders in the Consolidation will be the same as the basis of the BCB or Heritage Common Stock, as the case may be, surrendered in exchange therefor.

          8. The holding period of the Holding Company Common Stock (including any fractional share interests) to be received by the BCB and Heritage shareholders in the Consolidation will include the period during which the BCB and Heritage shareholders held their respective BCB and Heritage Common Stock, provided the shares of such stock are held as a capital asset on the Effective Date of the Consolidation.

          9. The payment of cash in lieu of fractional share interests of Holding Company Common Stock will be treated as if the fractional share interests were distributed as part of the Consolidation and then redeemed by Holding Company. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a). Any gain or loss recognized by a BCB or Heritage shareholder will be a capital gain or loss, provided the shares of BCB or Heritage Common Stock, as the case may be, are held as a capital asset on the Effective Date of the Consolidation.

          10. As provided in IRC Section 381(c)(2) and related Treasury regulations, Holding Company will succeed to and take into account the respective earnings and profits, or deficit in earnings and profits, of BCB and Heritage as of the Effective Date of the Consolidation. Any deficit in the earnings and profits of the parties will be used only to offset the earnings and profits accumulated after the Consolidation.

          11. Pursuant to IRC Section 381(a) and related Treasury regulations, Holding Company will succeed to and take into account the respective items of BCB and Heritage described in IRC Section 381(c). Such items will be taken into account by Holding Company subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.